SECURITIES PURCHASE AGREEMENT

                                    BETWEEN

                        INDUSTRIAL IMAGING CORPORATION

                                      AND

                            IMPRIMIS INVESTORS LLC










       SECURITIES PURCHASE AGREEMENT, dated as of November 12, 1997 (the "Agreement"), between Industrial Imaging Corporation, a Delaware corporation
            (the "Company"), and Imprimis Investors LLC, a Delaware
                 limited liability company (the "Purchaser").

----------------------------------------------------------------------------


                                 INTRODUCTION

                  The Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, (a) 750,000 shares (the "Initial Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Company, (b) 2,250,000 shares (the "Subsequent Shares") of Common Stock, (c) 250,000 warrants, substantially in the form of Exhibit A, to purchase shares of Common Stock (the "Initial Class A Warrants"),
(d) 750,000 warrants, substantially in the form of Exhibit A, to purchase shares of Common Stock (the "Subsequent Class A Warrants"), (e) 250,000 warrants, substantially in the form of Exhibit B, to purchase shares of Common Stock (the "Initial Class B Warrants") and (f) 750,000 warrants, substantially in the form of Exhibit B, to purchase shares of Common Stock (the "Subsequent Class B Warrants"), in each case on the terms and conditions set forth in this Agreement. The Initial Shares and the Subsequent Shares are collectively referred to herein as the "Shares." The Initial Class A Warrants and the Subsequent Class A Warrants are collectively referred to herein as the "Class A Warrants." The Initial Class B Warrants and the Subsequent Class B Warrants are collectively referred to herein as the "Class B Warrants." The Class A Warrants and the Class B Warrants are collectively referred to herein as the "Warrants." The Initial Shares, the Initial Class A Warrants and the Initial Class B Warrants are collectively referred to herein as the "Initial Securities." The Subsequent Shares, the Subsequent Class A Warrants and the Subsequent Class B Warrants are collectively referred to herein as the "Subsequent Securities." The Shares and the Warrants are collectively referred to herein as the "Securities."

                  As a condition to the Purchaser's purchasing the Initial Securities, (i) the Company is amending and restating its By-laws substantially in the form of Exhibit C (the "By-laws"), (ii) the Company and the Purchaser are entering into a Registration Rights Agreement, substantially in the form of Exhibit D (the "Registration Rights Agreement") and (iii) the Company and the Purchaser are entering into a Small Business Investment Company Letter Agreement, substantially in the form of Exhibit E (the "SBIC Letter Agreement").

                  The parties agree as follows:

                                   ARTICLE I

                        PURCHASE AND SALE OF THE SHARES

                  SECTION 1.1. The Securities. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Initial Closing (as defined in Section 1.3(a)), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Initial Securities, free and clear of all security interests, liens, pledges, charges, escrows, options, rights of first refusal, encumbrances, agreements, arrangements, commitments or other claims of any kind or character (collectively, the "Claims"), except as imposed by applicable Federal or state securities laws.

                  (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Subsequent Closing (as defined in Section 1.3(b)), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Subsequent Securities, free and clear of all claims, except as imposed by applicable Federal or state securities laws.

                  SECTION 1.2. Purchase Price. (a) In consideration of the issuance and sale of the Securities by the Company to the Purchaser, the Purchaser shall pay to the Company $750,000 (the "Initial Purchase Price") in cash on the Initial Closing Date (as defined in Section 1.3(a)).

                  (b) In consideration of the issuance and sale of the Subsequent Securities by the Company to the Purchaser, the Purchaser shall pay to the Company $2,250,000 (the "Subsequent Purchase Price") in cash on the Subsequent Closing Date (as defined in Section 1.3(b)).

                  SECTION 1.3. Closing. (a) The closing (the "Initial Closing") for the purchase of the Initial Securities and the consummation of the transactions related thereto as contemplated by this Agreement shall take place at the offices of Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York 10019, or such other place or places as the Company and the Purchaser shall agree, at 10:00 a.m. (Eastern time) on the later of November 12, 1997 and two business days following the date on which all conditions set forth in Sections 4.1 and 4.2 shall have been satisfied or waived, or such other date and time agreed to by the Company and the Purchaser (such date, the "Initial Closing Date").

                  (b) The closing (the "Subsequent Closing") for the purchase of the Subsequent Securities and the consummation of the transactions related thereto as contemplated by this Agreement shall take place at the offices of Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York 10019, or such other place or places as the Company and the Purchaser shall agree, at 10:00 a.m. (Eastern time) on the later of November 21, 1997 and two business days following the date on which all conditions set forth in Sections 4.3 and 4.4 shall have been satisfied or waived, or such other date and time agreed to by the Company and the Purchaser (such date, the "Subsequent Closing Date").

                  SECTION 1.4. Delivery and Payment. (a) At the Initial
Closing:

                           (i) The Company shall deliver to the Purchaser:

                                    (A) one or more duly executed stock
                  certificates evidencing the Initial Shares issued in the name of the Purchaser (in the amounts specified by the Purchaser);

                                    (B) one or more duly executed warrant
                  certificates evidencing the Initial Class A Warrants issued in the name of the Purchaser (in the amounts specified by the Purchaser);

                                    (C) one or more duly executed warrant
                  certificates evidencing the Initial Class B Warrants issued in the name of the Purchaser (in the amounts specified by the Purchaser);

                                    (D) the Registration Rights Agreement
                  duly executed by the Company;

                                    (E) the SBIC Letter Agreement duly
                  executed by the Company;

                                    (F) a copy of the Certificate of
                  Incorporation of the Company (the "Certificate of Incorporation"), certified by the Secretary of State of the State of Delaware;

                                    (G) a Long Form Certificate of Good
                  Standing of the Company from the Secretary of State of the State of Delaware;

                                    (H) a Certificate of Good Standing of the
                  Company from the Secretary of State of each jurisdiction in which the Company is qualified to do business as a foreign corporation; and

                                    (I) evidence, in form satisfactory to the
                  Purchaser, that a representative designated by the Purchaser has been elected to the Board of Directors of the Company and has been designated a Class III Director as that term is used in the By-laws.

                                    (J) all other documents, instruments and
                  writings required by the Purchaser to be delivered to it pursuant to this Agreement.

                           (ii)     The Purchaser shall deliver to the Company:

                                    (A) an amount equal to the Initial
                  Purchase Price by wire transfer to the account of the Company;

                                    (B) the Registration Rights Agreement
                  duly executed by the Purchaser; and

                                    (C) all other documents, instruments
                  and writings required by the Company to be delivered to it pursuant to this Agreement.

                           (b)      At the Subsequent Closing:

                           (i)      The Company shall deliver to Purchaser:

                                    (A) one or more duly executed stock
                  certificates evidencing the Subsequent Shares issued in the name of the Purchaser (in the amounts specified by the Purchaser);

                                    (B) one or more duly executed warrant
                  certificates evidencing the Subsequent Class A Warrants issued in the name of the Purchaser (in the amounts specified by the Purchaser);

                                    (C) one or more duly executed warrant
                  certificates evidencing the Subsequent Class B Warrants issued in the name of the Purchaser (in the amounts specified by the Purchaser); and

                                    (D) all other documents, instruments and
                  writings reasonably required by the Purchaser to be delivered by it pursuant to this Agreement.

                           (ii)     The Purchaser shall deliver to the Company:

                                    (A) an amount equal to the Subsequent
                  Purchase Price (less the costs and expenses referred to in the second sentence of Section 3.1 in the amount designated by the Purchaser to the Company no later than the day before the Subsequent Closing) by wire transfer to the account of the Company; and

                                    (B) all other documents, instruments and
                  writings required by the Company to be delivered to it pursuant to this Agreement.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

                  SECTION 2.1. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

                  (a) Organization, Standing and Power(a)Organization, Standing and Power. (i) The Company and its wholly-owned subsidiary, Triple I Corporation (the "Subsidiary"), are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted and as currently proposed to be conducted, subject to any shareholder and Board of Directors approvals that may be required in the future by the corporate law of the State of Delaware. The Company and the Subsidiary are duly qualified to do business and are in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by them or because of the nature of its business as now being conducted, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of the Company and the Subsidiary taken as a whole ("Material Adverse Effect"). Each such jurisdiction in which the Company is qualified as of the date hereof and the Initial Closing Date and the Subsequent Closing Date is listed on Schedule 2.1(a) of the disclosure schedule being delivered to the Purchaser simultaneously with the execution of this Agreement (the "Disclosure Schedule").

                  (ii) The Company has prior to the execution of this Agreement delivered to the Purchaser a true and complete copy of the Certificate of Incorporation. The By-laws, in substantially the form attached hereto as Exhibit C, have been duly adopted by the Company. The minute books of the Company (which have been made available for inspection by the Purchaser prior to the date hereof) are true and complete in all material respects.

                  (b) Authorization; Valid and Binding Agreements(b) Authorization; Valid and Binding Agreements. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement, the SBIC Letter Agreement and the certificates evidencing the Securities and to perform all of its obligations and undertakings under such agreements and to carry out the transactions contemplated under such agreements. The execution and delivery of this Agreement, the Registration Rights Agreement, the SBIC Letter Agreement and the certificates evidencing the Securities, the performance by the Company of its obligations under such agreements, and the issuance and sale of the Securities have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement, the SBIC Letter Agreement or the certificates evidencing the Securities. This Agreement, the Registration Rights Agreement, the SBIC Letter Agreement and the certificates evidencing the Securities have each been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c) Capitalization; Equity Interests(c)Capitalization; Equity Interests. (i) At the Initial Closing, immediately prior to the issuance of the Securities, the authorized capital stock of the Company consists solely of (A) 20,000,000 shares of Common Stock, of which 5,672,137 shares are issued and outstanding; and (B) 1,000,000 shares of preferred stock, par value $0.01 per share (together with the Common Stock, the "Capital Stock"), of which no shares are issued and outstanding. The outstanding shares of Capital Stock have been duly authorized and issued and are fully paid and non-assessable and not subject to any purchase option or right of first refusal or preemptive, subscription or similar rights. The Securities have been duly authorized and, when issued in accordance with this Agreement, will be duly issued, fully paid and non-assessable and not subject to any purchase option or right of first refusal or preemptive, subscription or similar rights. The shares of Common Stock initially issuable upon exercise of the Warrants (the "Exercise Shares") have been duly authorized and reserved for issuance upon exercise and, when issued upon such exercise, will be duly issued, fully paid and non-assessable and not subject to any purchase option, or right of first refusal or preemptive, subscription or similar rights.

                  (ii) Except for this Agreement and the Warrants, and as set forth on Schedule 2.1(c) of the Disclosure Schedule, (A) there are no bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote, (B) there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Capital Stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call right, commitment, agreement, arrangement or undertaking and (C) there are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company to repurchase, redeem or otherwise acquire any shares of Capital Stock or other voting securities of the Company or any securities of the type described in clauses (A) or
(B) above. No dividends on any shares of Capital Stock have been declared but not yet paid.

                  (iii) Except for the Subsidiary, the Company does not have any subsidiaries or own or hold, directly or indirectly, any equity or other security interests in any corporation, partnership, limited liability company, joint venture or other entity. The Company is not subject to any liability for any claim that the Company violated any applicable Federal or state securities laws in connection with the issuance of Capital Stock or other securities. There are no restrictions on the transfer of shares of Capital Stock other than those imposed by relevant state and Federal securities laws. There are no voting trusts, voting agreements, proxies or other agreements or instruments with respect to the voting of the Capital Stock to which the Company is a party, or to the best of the knowledge of any of the Company's officers, directors or employees (the "Company's Knowledge"), among or between any persons other than the Company. Except as provided in the Registration Rights Agreement and in Schedule 2.1(c) of the Disclosure Schedule, no person has the right to demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933 (the "Securities Act") relating to any securities of the Company presently outstanding or any right to participate in any such registration statement.

                  (d) Conflicts; Consents(d) Conflicts; Consents. The execution and delivery by the Company of this Agreement, the Registration Rights Agreement, the SBIC Letter Agreement and the certificates evidencing the Securities, the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof or thereof does not and will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to any increased, additional, accelerated or guaranteed rights or entitlement of any person or entity under, or result in the creation of any Claim on the properties or assets of the Company or the Subsidiary under, any provision of (i) the certificate of incorporation or by-laws of the Company or the Subsidiary, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement, instrument or arrangement to which the Company or the Subsidiary is a party or by which any of their respective properties or assets are bound, (iii) any license, franchise, permit or other similar authorization held by the Company or the Subsidiary or (iv) any judgment, order or decree or statute, law, ordinance, rule or regulation applicable to the Company or the Subsidiary or their respective properties or assets.

                  (e) Financial Information(e) Financial Information. (i) Set forth on Schedule 2.1(e) of the Disclosure Schedule are complete and correct copies of (A) the audited balance sheets of the Company as at September 30, 1994 and 1995 and the related statements of operations, shareholders' equity and cash flows for the years ended September 30, 1994 and 1995, and the audited balance sheet of the Company as at March 31, 1996 and the related statements of operations, shareholders' equity and cash flows for the six months ended March 31, 1996, including any notes thereto with the opinion of Coopers & Lybrand L.L.P., thereon (collectively, the "Audited Financial Statements") and (B) the unaudited balance sheet of the Company as at March 31, 1997 and the related statements of operations, shareholders' deficit and cash flows for the year then ended and the unaudited balance sheet of the Company as at September 30, 1997, and the related statements of operations, shareholders' deficit and cash flows for the six months then ended (collectively, the "Unaudited Financial Statements," and, together with the Audited Financial Statements, the "Financial Statements"). Except as set forth on Schedule 2.1(e) of the Disclosure Schedule, the Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis and fairly present the financial condition, results of operations, shareholders' equity and cash flows of the Company at or for the respective periods then ended, subject, in the case of the Unaudited Financial Statements, to the absence of footnotes and normal year-end adjustments.

                  (ii) All reserves established by the Company are reflected on the balance sheets contained in the Financial Statements or in the footnotes to the Financial Statements of the Company and in management's reasonable estimate are adequate in the aggregate and there are no loss contingencies that are required to be accrued by Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for on such balance sheets. As of the date hereof, except for liabilities (A) reflected on or reserved against on the balance sheet as of September 30, 1997 (the "Latest Balance Sheet") (B) set forth on Schedule 2.1(e) of the Disclosure Schedule, (C) incurred in the ordinary course of the Company's business and consistent with past practice or (D) contemplated by this Agreement, the Company and the Subsidiary have no liabilities (absolute, accrued, fixed, contingent, known, unknown or otherwise) which would be required by GAAP to be reflected or reserved against on the balance sheet of the Company and which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (iii) The forecasts and projections previously delivered to the Purchaser by the Company have been prepared in good faith and on the basis of assumptions that are fair and reasonable in light of current and reasonably foreseeable circumstances.

                  (f) Absence of Changes. Except as set forth on Schedule 2.1(f) of the Disclosure Schedule, since September 30, 1997, the Company and the Subsidiary have operated in the ordinary course consistent with past practice and there has not been:

                           (i) any event, occurrence or development or state of circumstances of facts which has had or would reasonably be expected to have a Material Adverse Effect;

                           (ii) any payment, discharge or satisfaction of any claim or obligation of the Company or the Subsidiary or any amendment, termination or waiver of any rights of value to the Company or the Subsidiary, except in the ordinary course of business and consistent with past practice;

                           (iii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any such shares;

                           (iv) any creation of any Claim on, or any assignment or other disposition of, any property of the Company or the Subsidiary, except in the ordinary course of business consistent with past practice, and which Claims, assignments and dispositions together with all other such Claims, assignments and dispositions would not have a Material Adverse Effect;

                           (v) any write-down of the value of any asset of the Company or the Subsidiary or any write-off as uncollectible of any accounts or notes receivable or any portion thereof, other than write-downs or write-offs which in the aggregate do not exceed $25,000;

                           (vi) any capital expenditure or commitment or addition to property, plant or equipment of the Company or the Subsidiary, individually or in the aggregate, in excess of $25,000;

                           (vii) (A) any change in any bonus, commission, pension, profit-sharing or other benefit or compensation plan, policy or arrangement or commitment or (B) any increase in any such compensation, bonus, commission, pension, profit sharing or other benefit payable now or in the future to any shareholder, director or officer of the Company or the Subsidiary, or any Affiliate (as defined in the Securities Exchange Act of 1934 (the "Exchange Act")) of such person (or, in each case, the entering into of any agreement to effect the same);

                           (viii) any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Company or the Subsidiary, other than obligations incurred in the ordinary course of business and consistent with past practice;

                           (ix) any issuance or sale, or any contract entered into for the issuance or sale, of any shares of capital stock or securities convertible into or exercisable for shares of capital stock of the Company or the Subsidiary;

                           (x) any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to the Company or the Subsidiary;

                           (xi) any material damage, destruction or loss (whether or not covered by insurance) affecting any asset or property of the Company or the Subsidiary;

                           (xii) any change in the independent public accountants of the Company or in the accounting methods or accounting practices followed by the Company or any change in depreciation or amortization policies or rates; or

                           (xiii) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (i) through (xii).

                  (g) Assets, Property and Related Matters; Real Property(g) Assets, Property and Related Matters; Real Property. (i) Except as set forth on Schedule 2.1(g) of the Disclosure Schedule, the Company or the Subsidiary has good title to, or a valid leasehold interest in, as applicable, all of the assets reflected on the Financial Statements, free and clear of all Claims. To the Company's Knowledge, such assets (other than inventory) are in good operating condition and repair, subject to ordinary wear and tear and constitute all of the properties, interests, assets and rights held for use or used in connection with the business and operations of the Company or the Subsidiary and constitute all those necessary to continue to operate the business of the Company or the Subsidiary, as the case may be, consistent with current and historical practice.

                  (ii) All leases of real property to which the Company or the Subsidiary is a party ("Leases") are in writing and in full force and effect and constitute valid and binding obligations of the Company and, to the Company's Knowledge, of the other parties thereto, enforceable in accordance with their respective terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Company or the Subsidiary hold good and valid title to the leasehold interests under the Leases for the term set forth on
Schedule 2.1(g) of the Disclosure Schedule, free and clear of all Claims. The Company has delivered to the Purchaser complete and accurate copies of the Leases and the Leases have not been modified in any material respect, except to the extent that such modifications are disclosed in a copy delivered to the Purchaser. There exists no material default, or any event which upon notice or the passage of time, or both, would give rise to any material default, in the performance of the Company or, to the Company's Knowledge, by any lessor under any such lease. The Company has not, and to the Company's Knowledge, no other person has, granted any oral or written right to anyone other than the Company to lease, sublease or otherwise occupy any of its properties through the end of the applicable lease periods.

                  (iii) Schedule 2.1(g) of the Disclosure Schedule contains a description of all of the real property leased by the Company or the Subsidiary. The Company does not own, and has not previously owned, any real property.

                  (h) Patents, Trademarks and Similar Rights(h) Patents, Trademarks and Similar Rights. (i) Set forth on Schedule 2(h) of the Disclosure Schedule is a true and complete list of the patents, patent applications, trademarks (registered or unregistered) and service marks (and any applications or registrations therefor), trade names, corporate names, copyrights, copyright registrations and other intellectual property that currently exists in written form owned or filed by, or licensed to, the Company or the Subsidiary or used in the conduct of the Company's or the Subsidiary's business as presently conducted ("Intellectual Property"). With respect to registered trademarks, Schedule 2(h) of the Disclosure Schedule sets forth a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. To the Company's Knowledge, the Company has all rights to Intellectual Property as are used or are necessary in connection with the businesses of the Company and the Subsidiary as presently conducted, and except as set forth on Schedule 2(h) of the Disclosure Schedule, the Company owns, or has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person or entity, all Intellectual Property free and clear of all Claims whatsoever. The consummation of the transactions contemplated hereby will not conflict with, alter or impair any such right.

                  (ii) Neither the Company nor the Subsidiary has granted any options, licenses or agreements of any kind relating to Intellectual Property or the marketing or distribution thereof. Neither the Company nor the Subsidiary is bound by or a party to any options, licenses or agreements of any kind relating to the intellectual property of any other person or entity, except as set forth in Schedule 2.1(d) of the Disclosure Schedule. The conduct of the business of the Company and of the Subsidiary as presently conducted does not, to the Company's Knowledge, violate, conflict with or infringe the intellectual property of any other person or entity. No claims are pending, or to the Company's Knowledge, threatened, against the Company or the Subsidiary by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property and, during the past three years, neither the Company nor the Subsidiary has received any communications alleging that the Company has violated any rights relating to intellectual property of any person or entity.

                  (i) Insurance. Schedule 2.1(i) of the
Disclosure Schedule contains a description of all insurance policies ("Insurance Policies") that are currently held by the Company or the Subsidiary, true and complete copies of which have been delivered to the Purchaser. All Insurance Policies are in the name of the Company or the Subsidiary, outstanding and in full force and effect and all premiums due with respect to such policies are currently paid. The Company has not received notice of cancellation or termination of any such policy, nor has it been denied or had revoked or rescinded any policy of insurance, nor borrowed against any such policies. To the Company's Knowledge, the activities and operations of the Company and the Subsidiary have been conducted in a manner so as to conform in all material respects to all applicable provisions of the Insurance Policies. There are no claims in the last year for which an insurance carrier has denied or threatened to deny coverage. The Company or the Subsidiary carries, or is covered by, insurance with companies the Company believes to be responsible and in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as the Company believes is customary for companies engaged in similar businesses in similar industries.

                  (j) Agreements. Schedule 2.1(j) of the Disclosure Schedule contains a true and complete list or description of all written or oral contracts, agreements and other instruments ("Contracts") to which the Company or the Subsidiary is a party (A) relating to indebtedness for money borrowed or the deferred purchase price of property or services or capital leases in excess of $10,000, (B) relating to any forward commitments or to other commitments in excess of $25,000 in any given year, (C) relating to any joint venture, partnership or limited liability company; (D) relating to the employment or compensation of any director, officer or shareholder of the Company or the Subsidiary, or any Affiliate of such companies, (E) relating to the employment or compensation of any employee, consultant, independent contractor or other agent of the Company or the Subsidiary, or any Affiliate of such companies, involving a payment in excess of $10,000 in any given year, (F) relating to the sale or other disposition of any assets, properties or rights (other than the sale of inventory), (G) which restricts the Company's or the Subsidiary's ability to do business in any geographic area or grants to any person exclusive or similar rights in any line of business or in any geographic area, (I) which restricts the Company's or the Subsidiary's ability from soliciting employees of another entity or restricts another entity's ability from soliciting the Company's or the Subsidiary's employees, (J) relating to the lease of any machinery, equipment, vehicle or other personal property owned by any other person or entity, for which the annual rental exceeds $2,500; (K) relating to the lease of any real or personal property to any other person or entity, for which the annual rental exceeds $2,500; (L) relating to any advance, loan, extension of credit or capital contribution to, or other investment in, any person or entity not in excess of $2,500 in the aggregate; or (M) that is otherwise material to the business, properties or assets of the Company and entered into other than in the ordinary course of business. The Company has provided to the Purchaser true and complete copies of all written Contracts and true, accurate and complete written summaries of all oral Contracts. Except as set forth on
Schedule 2.1(j) of the Disclosure Schedule, all Contracts are valid, binding and in full force and effect as to the Company or the Subsidiary, as the case may be, and neither the Company or the Subsidiary nor, to the Company's Knowledge, any other party thereto is in breach or violation of, or default under, any such Contracts in any material respect.

                  (k) Litigation. Except as set forth on Schedule 2.1(k) of the Disclosure Schedule, there have not been for the past five years, nor are there, any suits, actions, claims, investigations or legal or administrative or arbitration proceedings in respect of the Company or the Subsidiary, pending or, to Company's Knowledge, threatened, whether at law or in equity, or before or by any Federal, foreign, state or municipal or other governmental department, commission, board, bureau, agency or instrumentality. Except as set forth on Schedule 2.1(k) of the Disclosure Schedule, there have not been for the past five years, nor are there any judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company or the Subsidiary or affecting any of its assets or properties. There is no lawsuit or claim by the Company or the Subsidiary pending, or which the Company or the Subsidiary intends or reasonably expects to initiate, against any other person or entity.

                  (l) Compliance; Governmental Authorizations. (i) Except as set forth on Schedule 2.1(l) of the Disclosure Schedule, the Company and the Subsidiary, to the Company's Knowledge, have complied and are in compliance with all Federal, state, local and foreign laws, ordinances, regulations, interpretations and orders (including those relating to disposal of materials, environmental protection and occupational safety and health) applicable to the Company or the Subsidiary or any of their respective businesses. There are no present or past conditions relating to the Company or the Subsidiary, or relating to any of the Company's or the Subsidiary's property or any appurtenances thereto or improvements thereon, that would reasonably be expected to lead to any material liability against, or have a Material Adverse Effect for violation of any health or safety laws. The Company has not received any written communication during the past five years from any governmental entity that alleges that the Company is not in compliance in any respect with any applicable Federal, state, local and foreign laws, ordinances, regulations, interpretations and orders. To the Company's Knowledge, the Company and the Subsidiary have all Federal, state, local and foreign governmental licenses and permits necessary to conduct their respective businesses as presently being conducted. Such licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof, no proceeding is pending or, to the Company's Knowledge, threatened, to revoke or limit any thereof, and the Company does not know of any basis for any such proceeding and the consummation of the transactions contemplated in this Agreement will not result in the non-renewal, revocation or termination of any such license or permit. Except as set forth on Disclosure Schedule 2.1(l), the Company has filed, in a timely manner, all reports required by the rules and regulations of the Securities and Exchange Commission (the "SEC").

                  (ii) There are no conditions relating to the Company or the Subsidiary or relating to the Company's or the Subsidiary's ownership, use or maintenance of any real property previously owned or operated by the Company or any of its Affiliates, and the Company does not know or have reason to know of any such condition in respect of such real property not related to the ownership, use or maintenance, that could lead to any liability for violation of any Federal, state, county or local laws, regulations, orders or judgments relating to pollution or protection of the environment or any other applicable environmental, health or safety statutes, ordinances, orders, rules, regulations or requirements. The Company and the Subsidiary have received, handled, used, stored, treated, shipped and disposed of all hazardous or toxic materials, substances and wastes (whether or not on its properties or properties owned or operated by others) in compliance with all applicable environmental, health or safety statutes, ordinances, orders, rules, regulations or requirements.

                  (m) Labor Relations; Employees. (i) Within the last five years, neither the Company nor the Subsidiary has experienced any labor disputes with, or any work stoppages by, a group of employees due to labor disagreements and, to the Company's Knowledge, there is no such dispute or work stoppage threatened against the Company or the Subsidiary. No employee of the Company is represented by any union or collective bargaining agent and, to the Company's Knowledge, there has been no union organizational effort in respect of any employees of the Company within the past five years.

                           (ii) Schedule 2.1(m) of the Disclosure Schedule
contains a list of each pension, retirement, savings, deferred compensation, and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan and any "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), under which the Company or the Subsidiary has any current or future obligation or liability or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company or the Subsidiary has or may have any current or future right to benefits on account of employment with the Company or the Subsidiary (the term "plan" shall include any contract, agreement, policy or understanding, each such plan being hereinafter referred to individually as a "Plan"). The Company has delivered to the Purchaser true and complete copies of (A) each Plan for which a Plan document exists, (B) the summary plan description for each Plan, (C) the latest annual report, if any, which has been filed with the Internal Revenue Service (the "IRS") for each Plan and (D) with respect to any Plan intended to comply with Section 401(k) of the Internal Revenue Code of 1986 (the "Code"), copies of calculations for the most recent three Plan years showing such Plan's compliance with the requirements of Section 401(k)(3) and, if applicable, 401(m)(2) of the Code. Each Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code is, and has been determined by the IRS to be, tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Plan or any other circumstance adversely affects its tax qualified status. There has been no prohibited transaction within the meaning of Section 4975 of the Code and Section 406 of Title I of ERISA with respect to any Plan.

                           (iii) No Plan is subject to the provisions of
Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No Plan is subject to Title IV of ERISA. During the past five years, neither the Company or the Subsidiary nor any business or entity then controlling, controlled by, or under common control with the Company or the Subsidiary contributed to or was obliged to contribute to an employee pension plan that was subject to Title IV of ERISA.

                           (iv) There are no actions, claims, lawsuits or
arbitrations (other than routine claims for benefits) pending, or, to the Company's Knowledge, threatened, with respect to any Plan or the assets of any Plan, and to the Company's Knowledge, there are no facts which could give rise to any such actions, claims, lawsuits or arbitrations (other than routine claims for benefits). Except as described on Schedule 2.1(m) of the Disclosure Schedule, the Company or the Subsidiary has satisfied all funding, compliance and reporting requirements for all Plans. With respect to each Plan, the Company or the Subsidiary has paid all contributions (including employee salary reduction contributions) and all insurance premiums that have become due and any such expense accrued but not yet due has been properly reflected in the Financial Statements.

                           (v) No Plan provides or is required to provide,
now or in the future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any person beyond termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980(B) of the Code. No Plan covers any individual other than employees of the Company or the Subsidiary, other than dependents or spouses of employees under health and child care policies listed in Schedule 2.1(m) of the Disclosure Schedule and delivered to the Purchaser.

                           (vi) The consummation of the transactions
contemplated by this Agreement will not (A) entitle any employee of the Company or the Subsidiary to severance pay or termination benefits or (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee.

                   (n) Related Party Transactions. Except as set forth on
Schedule 2.1(n) of the Disclosure Schedule, no current or former partner, director, officer, employee or shareholder of the Company or the Subsidiary or any associate or Affiliate thereof, or any parent, spouse, child, brother, sister or any other relative with a relationship (by blood, marriage or adoption) of not more remote than first cousin of any of the foregoing (collectively, "Family Members"), is presently, or during the 12-month period ending on the date of this Agreement has been, directly or indirectly (i) a party to any transaction with the Company (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such associate) or (ii) to the Company's Knowledge, the direct or indirect owner of an interest in any corporation, firm, association or business organization (other than the ownership of less than 2% of the outstanding capital stock of any publicly traded entity) which is a present (or potential) competitor, lender, broker or customer of the Company or the Subsidiary, nor does any member of management or any of their Family Members receive income from any source other than the Company or the Subsidiary which relates to the Company's or the Subsidiary's respective businesses or should properly accrue to the Company or the Subsidiary. Schedule 2.1(n) of the Disclosure Schedule sets forth a list of all Family Members who are currently employed or who were employed by the Company or the Subsidiary at any time during the last three fiscal years together with a description of job, title and annual salary and bonus for each such person. Neither the Company nor the Subsidiary has any loans outstanding to any employee, officer, director or shareholder of the Company or the Subsidiary or to any Family Member.

                   (o) Taxes. (i) All Federal, state, local and foreign tax returns and tax reports for periods ending on or prior to the Subsequent Closing Date by the Company or the Subsidiary have been or will be filed, or a valid request for extension has been or will be filed with respect thereto, on a timely basis (including any extensions) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All such returns and reports are and will be true, correct and complete. Except as described in
Schedule 2.1(o) of the Disclosure Schedule, all Federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, employment and other taxes (including interest, penalties and withholdings of tax) due from and payable by the Company or the Subsidiary on or prior to the Subsequent Closing Date have been fully paid on a timely basis. Except as set forth in Schedule 2.1(o) of the Disclosure Schedule, neither the Company nor the Subsidiary is currently the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where the Company or the Subsidiary does not file tax returns that it is or may be subject to taxation by that jurisdiction, and neither the Company nor the Subsidiary has received any notice, or request for information from any such authority. No issues have been raised with the Company or the Subsidiary by the IRS or any other taxing authority in connection with any tax return or report filed by the Company or the Subsidiary and there are no issues which, either individually or in the aggregate, could result in any liability for tax obligations of the Company or the Subsidiary relating to periods ending on or before September 30, 1997 in excess of the accrued liability for taxes shown on the Financial Statements. No waivers of statutes of limitations have been given or requested with respect to the Company or the Subsidiary. Neither the Company nor the Subsidiary is a party to any tax allocation or sharing agreement, and neither the Company nor the Subsidiary has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or has any liability for taxes of any person (other than the Company and the Subsidiary) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or by contract or otherwise. No differences exist between the amounts of the book basis and the tax basis of assets that are not accounted for by an accrual on the Financial Statements for Federal income tax purposes. Neither the Company nor the Subsidiary is required to include in income any adjustment pursuant to
Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company, and the IRS has proposed no adjustment or change in accounting method. Neither the Company nor the Subsidiary has consented to be treated as a "consenting corporation" as defined in
Section 341(f) of the Code or as a "collapsible corporation" as defined in
Section 341(b) of the Code. Neither the Company nor the Subsidiary is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. All transactions or methods of accounting that could give rise to an understatement of Federal income tax (within the meaning of Section 6661 of the Code for tax returns filed on or before December 31, 1990, and within the meaning of
Section 6662 of the Code for tax returns filed after December 31, 1990) have been adequately disclosed on the tax returns in accordance with
Section 6661(b)(2)(B) of the Code for tax returns filed on or prior to December 31, 1990, and in accordance with Section 6662(d)(2)(B) of the Code for tax returns filed after December 31, 1990. Neither the Company nor the Subsidiary is nor has it been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code. The Company and the Subsidiary have complied and will comply with all applicable laws relating to the payment and withholding of taxes (including withholding and reporting requirements under Section 1441 through 1464, 3401 through 3406, 6041 and 6049 of the Code and similar provisions under any other laws) and, within the time and in the manner prescribed by law, have withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

                   (p) Disclosure. No representation, warranty or statement of the Company contained in this Agreement, or any other agreement contemplated by this Agreement, or any certificate, schedule, annex or other writing furnished to the Purchaser by the Company or its predecessor pursuant to the Exchange Act, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein, in light of the circumstances under which they were made, not misleading.

                   (q) Books and Records. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the businesses of the Company and the Subsidiary, the nature, acquisition, maintenance, location and collection of each of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

                   (r) Federal Reserve Regulations. Neither the Company nor the Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds from the issuance of the Securities will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

                   (s) Investment Company Act. The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder.

                   (t) Securities Act of 1933. Assuming that the representations and warranties of the Purchaser contained in Section 2.2(c) are true and correct, the Company has complied with all applicable Federal and state securities laws in connection with the issuance and sale of the Securities. Neither the Company nor anyone acting on its behalf has offered to sell the Securities or similar securities to, or solicited offers with respect thereto from, or entered into any preliminary conversations or negotiations relating thereto with, any person, so as to bring the issuance and sale of such Securities under the registration provisions of the Securities Act.

                   (u) Brokers. Other than International Capital Partners, Inc. ("ICP"), no agent, broker, investment banker, person or firm acting on behalf of the Company or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties in connection with any of the transactions contemplated by this Agreement.

                  (v) Control. Officers and directors of the Company beneficially own, directly or indirectly, in excess of 25% of the issued and outstanding voting securities of the Company.

                   SECTION 2.3. Representations and Warranties by the Purchasers. The Purchaser represents and warrants to the Company as follows:

                   (a) Organization and Standingg. The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

                   (b) Authorization; Valid and Binding Agreements. The Purchaser has full corporate power and authority to enter into this Agreement, the SBIC Letter Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the SBIC Letter Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Purchaser and no other proceedings on the part of the Purchaser are necessary to authorize the execution, delivery or performance by the Company of this Agreement, the SBIC Letter Agreement and the Registration Rights Agreement. This Agreement, the SBIC Letter Agreement and the Registration Rights Agreement have been duly executed and delivered by the Purchaser, and constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles..

                   (c) Investment Representation. The Purchaser is an "accredited investor" as defined in the rules and regulations of the SEC under the Securities Act and is acquiring the Securities for its own account for investment purposes only and not with a view to resale or distribution within the meaning of the applicable Federal securities laws. The Purchaser's financial situation is such that it can afford to bear the economic risk of holding the Securities for an indefinite period of time and suffer complete loss of its investment. The Purchaser's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its purchase of the Securities as contemplated by this Agreement.

                   (d) Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that such Purchaser believes is necessary to make an informed investment decision with respect to the investment; provided that nothing in this Section 2.2(d) shall reduce the liability of the Company with respect to the representations and warranties made by the Company in Section 2.1.

                   (e) Reliance. The Purchaser understands and acknowledges the (i) the Securities to be sold to it hereunder are being offered and sold to it in a private placement that is exempt from the registration requirements of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon, the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

                   (f) Brokers. Other than ICP, no agent, broker, investment banker, person or firm acting on behalf of the Purchaser or under the authority of the Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties in connection with any of the transactions contemplated by this Agreement.

                                  ARTICLE III

                             ADDITIONAL AGREEMENTS

                   SECTION 3.1. Expenses. The Company shall bear the costs and expenses incurred by it, the Purchaser and the Shareholders in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby. At the Initial Closing, the Company shall pay to the Purchaser up to $50,000 of such costs and expenses incurred by the Purchaser. In addition, the Company shall pay any and all stamp and other documentary taxes payable or determined to be payable in connection with the issuance of the Securities and agrees to hold the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                   SECTION 3.2. Conduct of Business. (a) From the date of this Agreement until the Subsequent Closing Date, the Company shall operate its business only in the ordinary course of business consistent with past practice. The Company shall not, until the Subsequent Closing Date, directly or indirectly, cause or permit any state of affairs, action or omission described in clauses (i) through (xiii) of Section 2.1(f).

                   (b) From the Subsequent Closing Date and for so long as the Purchaser or its transferees (except transferees who acquire the Securities or Exercise Shares in a transaction not exempt from the registration requirements of the Securities Act) hold an amount of shares of Capital Stock equal to at least 10% of the Capital Stock then outstanding, the Company shall not change its line of business.

                   SECTION 3.3. Further Assurances. Each party shall use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable and to ensure that the conditions set forth in Article IV are satisfied, insofar as such matters are within the control of any of them.

                   SECTION 3.4. Access and Information. From the date of this Agreement until the first to occur of (i) the Subsequent Closing Date and (ii) the termination of this Agreement in accordance with Section 6.2, the Company shall permit the Purchaser and its representatives to make such investigation of the business, operations and properties of the Company as the Purchaser deems necessary or desirable in connection with the transactions contemplated by this Agreement. Such investigation shall include access to the respective directors, officers, employees, agents and representatives (including legal counsel and independent accountants) of the Company and the properties, books, records and commitments of the Company. The Company shall furnish the Purchaser and its representatives with such financial, operating and other data and information, and copies of documents with respect to the Company or any of the transactions contemplated by this Agreement, as the Purchaser shall from time to time reasonably request. Such access and investigation shall be made upon reasonable notice and at reasonable places and times. Such access and information shall not in any way affect or diminish any of the representations or warranties hereunder. Without limiting the foregoing, during such period, the Company shall keep the Purchaser informed as to the business and operations of the Company and shall consult with the Purchaser as appropriate. The Purchaser shall keep confidential all information disclosed to it pursuant to this Section 3.4 and Section 3.5(v) unless such information was already in the Purchaser's possession or known to the Purchaser prior to being disclosed or provided to the Purchaser until the earliest of such time as (a) disclosure may be required by law, (b) three years from the date of the receipt of such information, (c) such information becomes publicly available through no action or fault of the Purchaser and, (d) such information was or is obtained by the Purchaser from a third party other than in violation of any agreement or law.

                   SECTION 3.5. Reporting Requirements. For so long as the Purchaser or its transferees (except transferees who acquire the Purchasers' Capital Stock in a transaction not exempt from the registration requirements of the Securities Act), hold an amount of shares of Capital Stock equal to at least 10% of the Capital Stock then outstanding, the Company shall furnish the following to the Purchaser:

                           (i) as soon as practicable after the end of each month and fiscal quarter, and in any event within 45 days thereafter, copies of: (A) an unaudited consolidated balance sheet of the Company as at the end of such month and quarter, (B) unaudited consolidated statements of operations, shareholders' equity and cash flows of the Company for the period ending with such month and quarter and setting forth in comparative form the figures for the corresponding periods in the preceding fiscal year certified by the chief financial officer of the Company as complete and correct, and having been prepared in accordance with GAAP (other than monthly balance sheets and statements of operations, shareholders' equity and cash flows) subject to the absence of footnotes and changes resulting from year-end adjustments;

                           (ii) such financial information (other than the information described in clause (i) above) as the Company and Purchaser may agree;

                           (iii) as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, copies of: (i) a consolidated balance sheet of the Company as at the end of such year, and (ii) consolidated statements of operations, shareholders' equity and cash flows of the Company for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, together with supporting notes thereto and accompanied by an opinion thereon of independent accountants of recognized national standing, together with a summary prepared by the Company concerning the Company's operations and financial condition;

                           (iv) no later than 60 days prior to the end of each fiscal year of the Company, the proposed annual business plan and budget (including the capital expenditures and financing plans) of the Company for the next fiscal year;

                           (v) promptly after sending, making available, or filing the same, all reports and financial statements that the Company sends or makes available to the shareholders of the Company or files with the SEC; and

                           (vi) any other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company that the Purchaser may from time to time reasonably request, including, but not limited to, business units analyses, performance reviews analyses and monthly sales analyses.

                  SECTION 3.6. No Shopping. From the date of this Agreement until the earlier of (i) the Subsequent Closing Date and (ii) the date this Agreement is terminated in accordance with Section 6.2, the Company and the Subsidiary shall not, and shall ensure that any directors, officers, agents, representatives or Affiliates of the Company or the Subsidiary do not, directly or indirectly, solicit or initiate, enter into or conduct, discussions concerning, or exchange information (including by way of furnishing information concerning the Company or the Subsidiary or their respective businesses) or enter into any negotiations concerning, or solicit, entertain or agree to any proposals for, (i) a merger, consolidation or other business combination involving the Company or the Subsidiary, (ii) a sale of any equity interest in the Company or the Subsidiary, (iii) a sale of a significant portion of business or assets of the Company or the Subsidiary, (iv) a recapitalization or restructuring of the Company or the Subsidiary or (v) a transaction similar to any of the foregoing. In addition, during such time period, the Company shall not authorize, direct or knowingly permit any officer, shareholder, director, employee or agent of the Company or the Subsidiary to do any of the foregoing and the Company shall notify the Purchaser promptly of the identity of any person who approaches the Company or the Subsidiary with respect to any of the foregoing, as well as the price and terms of any such proposal, if applicable

                  SECTION 3.7. Public Announcements. No press release or public announcement related to this Agreement or the transactions contemplated hereby shall be issued or made without the joint approval of the Purchaser and the Company, unless required by applicable law or legal process in which case the Purchaser and the Company shall have the right, to the extent reasonably practicable, to review and comment on such press release or announcement prior to publication.

                  SECTION 3.8. Reserved Shares. The Company shall reserve and at all times keep available, free from preemptive rights, out of its authorized but unissued stock, a sufficient number of shares of Common Stock to provide for the issuance of such shares upon the exercise of the Warrants.

                  SECTION 3.9. Proceeds. The proceeds from the sale of the Securities will be used for the purposes set forth on Schedule 1.

                  SECTION 3.10. Notification. The Company shall promptly notify the Purchaser of (i) any notice or other communications from any person or entity that the consent of such person or entity is or may be required in connection with the consummation of the transactions contemplated hereby and (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the consummation of the transactions contemplated hereby.

                  SECTION 3.11. Negative Covenants. Notwithstanding anything in the Certificate of Incorporation or the By-laws to the contrary, from and including the Initial Closing Date to and including the Subsequent Closing Date and after the Subsequent Closing Date for so long as the Purchaser or its Affliliates hold an amount of shares of Capital Stock equal to at least 10% of the Capital Stock then outstanding, then the following actions by the Company or the Subsidiary, shall require the written consent of the Purchaser (in addition to any stockholder or Board of Directors approval as may be required by applicable statute, agreement or otherwise):

                 (1) the purchase, construction, acquisition, sale, lease, exchange or disposition of any property or asset, or the making of any investment, other than in the ordinary course of business, the purchase price or value of which exceeds $100,000;

                 (ii) the entry into any agreement or series of related
                      agreements, including any agreement to borrow money that, either individually or collectively, (A) creates a monetary obligation or a liability greater than $100,000 or (B) grants a mortgage on, a security interest in, a pledge or otherwise encumbers, any material asset of the Company or the Subsidiary;

                (iii) the entry into any transaction, including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments or the issuance of securities (including stock options) (or any amendments, modifications or waivers of any such contract, agreement or arrangement) to any shareholder (who holds in excess of five percent of the issued and outstanding voting securities of the Company) or any officer or director of the Company or the Subsidiary or any of their respective Affiliates, or any Family Members of any of the foregoing;

                (iv) the initiation by the Company or the Subsidiary of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consent by the Company or the Subsidiary to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or a general assignment by the Company or the Subsidiary for the benefit of creditors, or the failure by the Company or the Subsidiary generally to pay their respective debts as they become due, or the taking by the Company or the Subsidiary of any action to authorize any of the foregoing;

                (v) the loan of funds to, or the guaranty of any obligation or liability of, or the entry into any other agreement, transaction or arrangement with any, officer, director or shareholder (who holds in excess of five percent of the issued and outstanding voting securities of the Company) of the Company or the Subsidiary or any of their respective Affiliates or of any Family Members of any of the foregoing other than the reimbursement of expenses of any such person in the ordinary course in accordance with the policies of the Company;

                (vi) the merger or the consolidation of the Company or the Subsidiary with or into another entity or other business combination or the sale, assignment, lease or other disposition of all or substantially all of the assets of the Company or the Subsidiary;

                (vii) any issuance of securities or any recapitalization,
                      restructuring or other reorganization of the Company or the Subsidiary, including the capitalization of any subsidiaries of the Company or the Subsidiary, or any repurchase or redemption of the Company's or the Subsidiary's securities;

               (viii) any distributions or dividends, whether in cash,
                      securities or in property in kind, by the Company to its stockholders; any material changes in accounting policies of the Company and any removal or appointment of the Company's independent accountants; the initiation or settlement of legal, administrative or other suits or proceedings in the Company's name or in the Subsidiary's name;

                (ix) the establishment or amendment of, or the grant, acceleration or waiver of any terms or conditions in, or determination or acceleration pursuant to the terms of, any pension, retirement, savings, deferred compensation, profit sharing, benefit or incentive plan or any stock option, stock appreciation, stock purchase, performance or other similar plan or any Plan, for any or all current or former employees, officers or directors of the Company or the Subsidiary or any of their respective Affiliates or of any Family Member of any of the foregoing;

                (x) the amendment of the Certificate of Incorporation or By-laws in any respect; any change in any of the names under which the Company or the Subsidiary conducts business; or any other transaction, agreement or arrangement or series of related transactions, agreements or arrangements that is material to the business of the Company or the Subsidiary or to the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of the Company or the Subsidiary, taken as a whole, other than sales of inspection systems in the ordinary course of business

                                  ARTICLE IV

                             CONDITIONS PRECEDENT

                  SECTION 4.1. Conditions to Obligations of the Purchaser to Effect the Initial Closing. The obligation of the Purchaser to effect the Initial Closing is subject to the satisfaction of the following conditions unless waived by the Purchaser:

                  (a) Representations and Warranties; Covenants; Deliveries. (i) The representations and warranties of the Company contained in Section 2.1 shall be true and correct in all respects as of the date of this Agreement and as of the Initial Closing Date as if made on and as of the Initial Closing Date (except that such representations and warranties made as of a specified date shall be true and correct as of such date), (ii) the Company shall have performed and complied with all covenants and agreements required to be performed or complied with on or prior to the Initial Closing Date and (iii) the Company shall have made the closing deliveries set forth in Section 1.4 (a)(i).

                  (b) Conflicts; Consents. All permits, consents, approvals, licenses, orders, authorizations, registrations, declarations, filings and other actions that are required in connection with the execution, delivery or performance of this Agreement, the Registration Rights Agreement, the SBIC Letter Agreement and the certificates evidencing the Securities or the transactions contemplated hereby and thereby in order to prevent any of the effects described Section 2.1(d) with respect to any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Company or the Subsidiary is a party or by which any of their respective properties or assets are bound or with respect to any license, franchise, permit or other similar authorization held by the Company or the Subsidiary (all of which consents, if any, are set forth on Schedule 4.1(b) of the Disclosure Schedule) shall have been obtained or taken.

                  (c) Material Adverse Change. There shall not have been any material adverse change in the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of the Company and the Subsidiary, taken as a whole.

                  (d) Certificates.

                           (i) The Purchaser shall have received a
certificate from an executive officer of the Company, dated the Initial Closing Date, in substantially the form of Exhibit F.

                           (ii) The Purchaser shall have received a
certificate of the Secretary of the Company, dated the Initial Closing Date, in substantially the form of Exhibit G.

                  (e) Opinion of Counsel. The Purchaser shall have received the opinion, dated the Initial Closing Date, of Mintz Levin Cohn Ferris Glovsky and Popeo PC, counsel to the Company, in substantially the form of Exhibit H.

                  SECTION 4.2. Conditions of Obligations of the Company to Effect the Initial Closing. The obligation of the Company to effect the Initial Closing are subject to the satisfaction or waiver of the following conditions: (a) the representations and warranties of the Purchaser contained in Section 2.2 shall be true and correct in all respects as of the date of this Agreement and as of the Initial Closing Date as if made on and as of the Initial Closing Date; (b) the Purchaser shall have performed and complied with all covenants and agreements required to be performed or complied with on or prior to the Initial Closing Date; and
(c) the Purchaser shall have made the closing deliveries set forth in
Section 1.4(a)(ii).

                  SECTION 4.3. Conditions to Obligations of the Purchaser to Effect the Subsequent Closing . The obligation of the Purchaser to effect the Subsequent Closing is subject to the satisfaction of the following conditions unless waived by the Purchaser:

                  (a) Representations and Warranties; Covenants; Deliveries. (i) The representations and warranties of the Company contained in Section 2.1 shall be true and correct in all respects as of the date of this Agreement and as of the Subsequent Closing Date as if made on and as of the Subsequent Closing Date (except that such representations and warranties made as of a specified date shall be true and correct as of such date), (ii) the Company shall have performed and complied with all covenants and agreements required to be performed or complied with on or prior to the Subsequent Closing Date and (iii) the Company shall have made the closing deliveries set forth in Section 1.4
(b)(i).

                  (b) Conflicts; Consents. All permits, consents, approvals, licenses, orders, authorizations, registrations, declarations, filings and other actions that are required in connection with the execution, delivery or performance of this Agreement, the Registration Rights Agreement, the SBIC Letter Agreement and the certificates evidencing the Securities or the transactions contemplated hereby and thereby in order to prevent any of the effects described Section 2.1(d) with respect to any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Company or the Subsidiary is a party or by which any of their respective properties or assets are bound or with respect to any license, franchise, permit or other similar authorization held by the Company or the Subsidiary (all of which consents, if any, are set forth on Schedule 4.1(b) of the Disclosure Schedule) shall have been obtained or taken.

                  (c) Material Adverse Change. There shall not have been any material adverse change in the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of the Company and the Subsidiary, taken as a whole.

                  (d)      Certificates.

                           (i) The Purchaser shall have received a
certificate from an executive officer of the Company, dated the Subsequent Closing Date, in substantially the form of Exhibit F.

                           (ii) The Purchaser shall have received a
certificate of the Secretary of the Company, dated the Subsequent Closing Date, in substantially the form of Exhibit G.

                  (e) Opinion of Counsel. The Purchaser shall have received the opinion, dated the Subsequent Closing Date, of Mintz Levin Cohn Ferris Glovsky and Popeo PC, counsel to the Company, in substantially the form of Exhibit H.

                  SECTION 4.4. Conditions of Obligations of the Company to Effect the Subsequent Closing. The obligation of the Company to effect the Subsequent Closing are subject to the satisfaction or waiver of the following conditions: (a) the representations and warranties of the Purchaser contained in Section 2.2 shall be true and correct in all respects as of the date of this Agreement and as of the Subsequent Closing Date as if made on and as of the Subsequent Closing Date; (b) the Purchaser shall have performed and complied with all covenants and agreements required to be performed or complied with on or prior to the Subsequent Closing Date; and (c) the Purchaser shall have made the closing deliveries set forth in Section 1.4(b)(ii).

                                   ARTICLE V

                                   INDEMNITY

                  SECTION 5.1. Indemnification. (a) The Company indemnifies and holds harmless the Purchaser and its Affiliates, directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages (including any diminution in value as appropriate), reasonable fees (including attorneys' and other experts' fees and disbursements), liens, taxes, penalties, obligations and expenses (collectively, "Losses") incurred or suffered by any such person or entity arising from, by reason of or in connection with any misrepresentation or breach of any representation, warranty or agreement of the Company contained in this Agreement or any certificate or other document delivered by the Company under this Agreement. The Company shall indemnify and hold harmless the Purchaser and its Affiliates, directors, officers, employees and other agents and representatives from and against any and all Losses incurred or suffered by the Purchaser, arising from, by reason of or in connection with any third party claim or action, or potential or threatened claim or action, related to this Agreement and the transactions contemplated hereby.

                  (b) The Company shall not have any liability under
Section 5.1(a) unless the aggregate of all Losses relating thereto for which the Company would, but for this Section 5.1(b), be liable exceeds $50,000, in which case the Purchaser shall be entitled to all Losses regardless of the limitation set forth in this sentence. The limitation on liability set forth in the immediately preceding sentence shall not apply
(i) in the event of fraud, intentional misrepresentation or intentional breach or (ii) in the case of any representation or warranty set forth in
Section 2.1(c) or Section 2.1(o).

                  (c) The Purchaser indemnifies and holds harmless the Company and its Affiliates, directors, officers, employees and other agents and representatives, from and against any and all Losses incurred or suffered by any such person or entity arising from, by reason of or in connection with any misrepresentation or breach of any representation, warranty or agreement of the Purchaser contained in this Agreement or any certificate or other document delivered by the Purchaser under this Agreement.

                  (d) In case any claim or litigation which might give rise to any obligation of a party under the indemnity and reimbursement provisions of this Agreement (each an "Indemnifying Party") shall come to the attention of the party seeking indemnification hereunder (the "Indemnified Party"), the Indemnified Party shall notify in writing promptly the Indemnifying Party of the existence, nature and amount of potential loss. Failure to give such notice shall not affect the rights of the Indemnified Party, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure. The Indemnifying Party shall be entitled to participate in and, if (i) such claim can properly be resolved by money damages alone and the Indemnifying Party has the financial resources to pay such damages and (ii) the Indemnifying Party admits that this indemnity fully covers the claim or litigation, the Indemnifying Party shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnified Party. No Indemnifying Party shall be liable to an Indemnified Party for any settlement of any action or claim without the consent of the Indemnifying Party; provided that the Indemnifying Party shall not unreasonably withhold its consent to any such settlement. No Indemnifying Party shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability and equitable claims in response to such claim or litigation.

                  (e) The Indemnifying Party shall only be obligated to indemnify and hold harmless the Indemnified Party for Losses for which a notice of claim is given within the applicable survival period as set forth in Section 6.6.

                  SECTION 5.2. No Election. Nothing contained in this
Article V, or elsewhere in this Agreement, shall be deemed an election of remedies under this Agreement or limit in any way the liability of any party under any other agreement to which such party is a party relating to this Agreement or the transactions contemplated by this Agreement.

                                  ARTICLE VI

                                 MISCELLANEOUS

                  SECTION 6.1. Entire Agreement. This Agreement and the schedules and exhibits hereto contain the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements or understandings among the parties.

                  SECTION 6.2. Termination. (a) This Agreement shall terminate on the earliest to occur of any of the following events:

                           (i) the mutual written agreement of the
         Purchaser and the Company;

                           (ii) by written notice of the Purchaser or the Company to the other party, if the Subsequent Closing shall not have occurred prior to the close of business on November 25, 1997;

                           (iii) by written notice of the Purchaser to the Company, if the Company shall have materially breached any of its representations, warranties or agreements contained in this Agreement; or

                           (iv) by written notice of the Company to the Purchaser, if the Purchaser shall have materially breached any of its representations, warranties or agreements contained in this Agreement.

                  (b) Nothing in this Section shall relieve any party of any liability for a breach of this Agreement prior to its termination, except that if this Agreement terminates in accordance with Section 6.2(a) and the Purchaser receives reimbursement of its costs and expenses in accordance with
Section 3.1, then this Agreement shall terminate without any further liability. Except as aforesaid, upon the termination of this Agreement, all rights and obligations of the parties under this Agreement shall terminate, except their obligations under Section 3.1, Section 3.4 and Section 3.7.

                  SECTION 6.3. Descriptive Headings; Certain
Interpretations. (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  (b) Whenever any party makes any representation, warranty or other statement to such party's knowledge, such party will be deemed to have made due inquiry into the subject matter of such representation, warranty or other statement.

                  (c) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement:
(i) the singular includes the plural and the plural includes the singular;
(ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; (vi) a reference to GAAP refers to United States GAAP; and (vii) a reference in this Agreement to an Article, Section, Exhibit or Schedule is to the Article, Section, Exhibit or Schedule of this Agreement.

                  SECTION 6.4. Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to the Company:          Industrial Imaging Corporation
                                      One Lowell Research Center
                                      847 Rogers Street
                                      Lowell, Massachusetts  01852
                                      Attention:  Juan J. Amodei
                                      Telecopy:  (508) 441-0122

          With a copy to:             Mintz Levin Cohn Ferris Glovsky
                                        and Popeo PC
                                      One Financial Center
                                      Boston, Massachusetts  02111
                                      Attention:  Neil H. Aronson
                                      Telecopy:  (617) 542-2241

          If to the Purchaser:        Imprimis Investors LLC
                                      c/o Wexford Management LLC
                                      411 West Putnam Avenue
                                      Greenwich, Connecticut  06830
                                      Attention:  Frank S. Plimpton
                                      Telecopy:  (203) 862-7451
          With a copy to:             Howard, Darby & Levin
                                      1330 Avenue of the Americas
                                      New York, New York  10019
                                      Attention:   Michael B. Hopkins
                                      Telecopy:  (212) 841-1010

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

                  SECTION 6.5. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  SECTION 6.6. Survival. Unless otherwise expressly provided herein, all representations and warranties, agreements and covenants contained in this Agreement or in any document delivered pursuant to this Agreement or in connection with this Agreement shall survive both the Initial Closing and the Subsequent Closing and shall remain in full force and effect until the third anniversary of the Subsequent Closing Date, except for (i) the representations and warranties and agreements contained in Sections 2.1(c), (l)(ii), (m)(ii)-(iv) and (o) and Sections 3.2(b), 3.5, 3.7, 3.8 and 3.11, and (ii) in the case of fraud, intentional misrepresentation or intentional breach, any representation or warranty, shall remain in full force and effect until the expiration of the applicable statute of limitations, or, in the case of a third party claim, 30 days after the expiration of the applicable statute of limitations, taking into account any extensions thereof. Neither the period of survival nor the liability of the Company with respect to the representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser.

                  SECTION 6.7. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party.

                  SECTION 6.8. Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  SECTION 6.9. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other party; provided that notwithstanding the foregoing, the Purchaser may assign this Agreement and the rights and obligations hereunder, in whole or in part, to an Affiliate. Any instrument purporting to make an assignment in violation of this Section shall be void. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any party hereto shall bind and inure to the benefit of the successors and permitted assigns of such party.

                  SECTION 6.10. Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

                  . Each party expressly agrees that the other party will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement, the non-breaching party shall in addition to all other remedies, be entitled to a temporary or permanent injunction, without any showing of any actual damage, or a decree for specific performance, in accordance with the provision hereof.

                  SECTION 6.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

                  SECTION 6.12. CONSENT OF JURISDICTION. EACH OF THE PURCHASER AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT OF NEW YORK SITTING IN NEW YORK CITY AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE LITIGATED EXCLUSIVELY IN SUCH COURTS. EACH OF THE PURCHASER AND THE COMPANY AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED HERETO EXCEPT IN SUCH COURT. EACH OF THE PURCHASER AND THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  SECTION 6.13. Restrictive Legend.

                  (a) Shares and Exercise Shares. Each certificate representing the Shares, the Exercise Shares or other securities issued in respect of the Warrants purchased hereunder upon any conversion or stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with the following legend:

                            "THESE SHARES HAVE NOT BEEN REGISTERED UNDER
                  THE FEDERAL OR APPLICABLE STATE SECURITIES LAWS AND INSTEAD ARE BEING ISSUED PURSUANT TO EXEMPTIONS CONTAINED IN SAID LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, (2) SUCH SHARES ARE TRANSFERRED PURSUANT TO RULE 144, OR ANY SUCCESSOR RULE, UNDER SUCH ACT OR (3)INDUSTRIAL IMAGING CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT OR SIMILAR STATE ACTS WILL BE INVOLVED IN SUCH TRANSFER."

                  (b) Warrants. Each certificate representing the Warrants purchased hereunder shall be stamped or otherwise imprinted with the following legend:

                            "THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER
                  THE FEDERAL OR APPLICABLE STATE SECURITIES LAWS AND INSTEAD ARE BEING ISSUED PURSUANT TO EXEMPTIONS CONTAINED IN SAID LAWS. THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH WARRANTS AND THE SHARES UNDERLYING SUCH WARRANTS SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, (2) SUCH WARRANTS ARE TRANSFERRED PURSUANT TO RULE 144, OR ANY SUCCESSOR RULE, UNDER SUCH ACT OR (3) INDUSTRIAL IMAGING CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT OR SIMILAR STATE ACTS WILL BE INVOLVED IN SUCH TRANSFER."

                  SECTION 6.14. Restrictions on Transferability. The Company shall not be required to register the transfer of any Securities or Exercise Shares on the books of the Company unless: (i) such securities have been registered under applicable Federal and state securities laws,
(ii) such shares are being transferred pursuant to Rule 144, or any successor rule, under the Securities Act or (iii) the Company shall have been provided with an opinion of counsel reasonably satisfactory to it to the effect that the proposed transfer is exempt from the registration requirement of the Securities Act and the relevant state securities laws.

                  SECTION 6.15. General. All Exhibits, Schedules and Disclosure Schedules are hereby incorporated by reference and made a part of this Agreement.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        INDUSTRIAL IMAGING CORPORATION

                                        By:________________________________
                                             Name:
                                             Title:

                                        IMPRIMIS INVESTORS LLC

                                        By:________________________________
                                             Name:
                                             Title:





                               TABLE OF CONTENTS

                                   ARTICLE I

                        PURCHASE AND SALE OF THE SHARES

SECTION 1.1. The Securities...........................................1
SECTION 1.2. Purchase Price...........................................2
SECTION 1.3. Closing 2
SECTION 1.4. Delivery and Payment.....................................2

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

SECTION 2.1. Representations and Warranties of the Company.............4
      (a) Organization, Standing and Power.............................4
      (b) Authorization; Valid and Binding Agreements..................5
      (c) Capitalization; Equity Interests.............................5
      (d) Conflicts; Consents..........................................6
      (e) Financial Information........................................7
      (f) Absence of Changes...........................................7
      (g) Assets, Property and Related Matters; Real Property..........9
      (h) Patents, Trademarks and Similar Rights.......................9
      (i) Insurance...................................................10
      (j) Agreements..................................................10
      (k) Litigation..................................................11
      (l) Compliance; Governmental Authorizations.....................11
      (m) Labor Relations; Employees..................................12
      (n) Related Party Transactions..................................13
      (o) Taxes.......................................................14
      (p) Disclosure..................................................15
      (q) Books and Records...........................................15
      (r) Federal Reserve Regulations.................................15
      (s) Investment Company Act......................................16
      (t) Securities Act..............................................16
      (u) Brokers.....................................................16
      (v) Control.....................................................16

SECTION  2.3. Representations and Warranties by the Purchasers........16
      (a) Organization and Standing...................................16
      (b) Authorization; Valid and Binding Agreements.................16
      (c) Investment Representation...................................17
      (d) Access to Information.......................................17
      (e) Reliance....................................................17
      (f) Brokers.....................................................17

                                ARTICLE III

                           ADDITIONAL AGREEMENTS

                           SECTION 3.1. Expenses 17

SECTION 3.2. Conduct of Business......................................18
SECTION 3.3. Further Assurances.......................................18
SECTION 3.4. Access and Information...................................18
SECTION 3.5. Reporting Requirements...................................19
SECTION 3.6. No Shopping..............................................20
SECTION 3.7. Public Announcements.....................................20
SECTION 3.8. Reserved Shares..........................................20
SECTION 3.9. Proceeds ................................................20
SECTION 3.10 Notification.............................................20
SECTION 3.11 Negative Covenants.......................................20

                                  ARTICLE IV

                             CONDITIONS PRECEDENT

SECTION 4.1. Conditions to Obligations of the Purchaser to
             effect the Initial Closing...............................23
      (a) Representations and Warranties; Covenants; Deliveries.......23
      (b) Conflicts; Consents.........................................19
      (c) Material Adverse Change.....................................20
      (d) Certificates................................................23
      (e) Opinion of Counsel..........................................23

SECTION 4.2. Conditions of Obligations of the Company to effect the Subsequent Closing...................................24
SECTION 4.3 Conditions to Obligations of the Purchaser to
            effect the Subsequent Closing.................   .........23
      (a) Representations and Warranties; Covenants; Deliveries.......23
      (b) Conflicts; Consents.........................................23
      (c) Material Adverse Change.....................................24
      (d) Certificates................................................24
      (e) Opinion of Counsel..........................................24
SECTION 4.4 Conditions of Obligations of the Company to effect the Subsequent Closing....................................24

                                   ARTICLE V

                                   INDEMNITY

SECTION 5.1. Indemnification..........................................25
SECTION 5.2. No Election..............................................26

                                  ARTICLE VI

                                 MISCELLANEOUS

SECTION 6.1. Entire Agreement.........................................26
SECTION 6.2. Termination..............................................27
SECTION 6.3. Descriptive Headings; Certain Interpretations............27
SECTION 6.4. Notices .................................................28
SECTION 6.5. Counterparts.............................................28
SECTION 6.6. Survival ................................................29
SECTION 6.7. Benefits of Agreement....................................29
SECTION 6.8. Amendments and Waivers...................................29
SECTION 6.9. Assignment...............................................29
SECTION 6.10. Enforceability..........................................29
SECTION 6.11. Specific Enforcement....................................30
SECTION 6.12. Governing Law...........................................30
SECTION 6.13. Consent to Jurisdiction.................................30
SECTION 6.14. Restrictive Legend......................................31
SECTION 6.15. Restrictions on Transferability.........................31
SECTION 6.16. General ................................................26

                                 EXHIBITS

Exhibit A         Form of Class A Warrants
Exhibit B         Form of Class B Warrants
Exhibit D         Form of Registration Rights Agreement
Exhibit E         Form of SBIC Letter Agreement




                                                           EXHIBIT A

THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR APPLICABLE STATE SECURITIES LAWS AND INSTEAD ARE BEING ISSUED PURSUANT TO EXEMPTIONS CONTAINED IN SAID LAWS. THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH WARRANTS AND THE SHARES UNDERLYING SUCH WARRANTS SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, (2) SUCH WARRANTS ARE TRANSFERRED PURSUANT TO RULE 144, OR ANY SUCCESSOR RULE, UNDER SUCH ACT OR (3) INDUSTRIAL IMAGING CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT OR SIMILAR STATE ACTS WILL BE INVOLVED IN SUCH TRANSFER.

                                                         WARRANT NO. A-1

                                  WARRANT

                    TO PURCHASE SHARES OF COMMON STOCK,

                        PAR VALUE $0.01 PER SHARE,

                                    OF

                      INDUSTRIAL IMAGING CORPORATION

                  THIS IS TO CERTIFY THAT IMPRIMIS INVESTORS LLC, or such holder's registered assigns (the "Investor"), is the owner of _______ Warrants (as defined below), each of which entitles the registered holder thereof to purchase from INDUSTRIAL IMAGING CORPORATION, a Delaware corporation (the "Company"), one fully paid, duly authorized and nonassessable share of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), at any time or from time to time on or before 5:00 p.m., New York City time, on November ___, 2002, at an exercise price of $1.00 per share (the "Exercise Price"), all on the terms and subject to the conditions hereinafter set forth.

                  The number of shares of Common Stock issuable upon exercise of each such Warrant (the "Number Issuable"), which is initially one (1) share, is subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate. The Warrants evidenced by this certificate are part of a series of Class A Warrants being issued by the Company on the Issue Date (the "Warrants"). The execution and delivery of this Warrant Certificate is a condition precedent to the obligations of the Investor under the Securities Purchase Agreement, dated as of November __, 1997, between the Investor and the Company.

                  Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 12 hereof.

                  Section 1. Exercise of Warrant. (a) The Warrants evidenced hereby may be exercised, in whole or in part, by the registered holder hereof at any time or from time to time on or before 5:00 p.m., New York City time, on November ___, 2002, upon delivery to the Company at the principal executive office of the Company in the United States of America, of (i) this Warrant Certificate, (ii) a written notice stating that such holder elects to exercise all or some portion of the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and (iii) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants, which shall be payable either (A) by a certified or official bank check payable to the order of the Company or (B) in the manner prescribed in Section 1(e), at the holder's option (collectively, the "Warrant Exercise Documentation").

                  (b) As promptly as practicable, and in any event within five Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (a) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock specified in the Warrant Exercise Documentation,
(b) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (c) if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. No such surrender shall be effective to constitute the Person entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five days); but any such surrender of this Warrant Certificate for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date the Warrant Exercise Documentation was received and for the Number Issuable of Common Stock specified in the Warrant Exercise Documentation and at the Exercise Price.

                  (c) The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the Warrants evidenced hereby.

                  (d) In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share on the Business Day which next precedes the day of exercise. If more than one such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

                  (e) In addition to the method of payment set forth in
Section 1(a)(iii) and in lieu of any cash payment required thereunder, the registered holder shall have the right to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in
Section 1 in exchange for the number of shares of Common Stock equal to the quotient derived from dividing (i) the excess of (A) the product of
(I) the Number Issuable of Common Stock as to which Warrants are being exercised and (II) the Current Market Price per share, over (B) the product of (y) the Number Issuable of Common Stock as to which Warrants being exercised and (z) the Exercise Price, by (ii) the Current Market Price per share.

                  (f) In the event of a sale of all or substantially all of the Company's assets for cash, the Warrants shall be deemed exercised in accordance with the provisions of this Section 1 as of date of the consummation of such sale and the holder hereof shall be entitled to pay the Exercise Price in the manner prescribed in Section 1(a)(iii) or
Section 1(d), at its option.

                  Section 2.  Adjustments.

                           (a) Adjustment of Number Issuable. The Number
Issuable shall be subject to adjustment from time to time as follows:

                           (i) In case the Company shall at any time or from time to time after the Issue Date:

                                    (A) pay a dividend or make a
         distribution on the outstanding shares of Common Stock in capital stock of the Company;

                                    (B) subdivide the outstanding shares
         of Common Stock into a larger number of shares; or

                                    (C) combine the outstanding shares of
         Common Stock into a smaller number of shares;

         then, and in each such case (other than a dividend or distribution received by or set aside for the benefit of the holder pursuant to Section 2(c) hereof), the Number Issuable in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any Warrant evidenced hereby thereafter exercised shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this clause (i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision or combination to the close of business on the date upon which such corporate action becomes effective.

                           (ii) If after the Issue Date, the Company shall at any time or from time to time issue or sell (x) shares of Common Stock or (y) securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock (other than (A) shares of Common Stock issued upon exercise of the Warrants outstanding on the Issue Date, (B) shares of Common Stock issued pursuant to an employee stock option plan, stock bonus plan or other incentive compensation plan or award, each as approved by the Company's Board of Directors that, in the aggregate with all other shares of Common Stock issued pursuant to any such plans (whether or not approved by the Company's Board of Directors) constitute no more than five percent of the issued and outstanding Common Stock, and (C) shares of Common Stock issued as a result of adjustments made under agreements related to shares described in clauses (A) and (B)) at a price per share that is less than the Current Market Price per share of Common Stock then in effect as of the record date or issue date, as the case may be, referred to in the following sentence (the "Relevant Date") (treating the price per share of Common Stock, in the case of the issuance of any security convertible or exchangeable or exercisable into Common Stock as equal to (x) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), in each case, other than issuances or sales for which an adjustment is made pursuant to another paragraph of this Section 2, then, and in each such case, the Number Issuable then in effect shall be adjusted by multiplying the Number Issuable in effect on the day immediately prior to the Relevant Date by a fraction, (1) the numerator of which shall be the sum of the number of shares of Common Stock, on a fully diluted basis, outstanding on the Relevant Date, plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised), and (2) the denominator of which shall be the sum of the number of shares of Common Stock, on a fully diluted basis, outstanding on the Relevant Date, plus the number of shares of Common Stock which the aggregate consideration (plus the aggregate amount of any additional consideration initially payable upon conversion or exchange of such convertible or exchangeable securities or exercise of such options, warrants or other rights) for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised) would purchase at the Current Market Price per share of Common Stock on the Relevant Date. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (x) in the case of an issuance to the stockholders of the Company, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (y) in all other cases, on the date (the "issue date") of such issuance; provided, that if any convertible or exchangeable securities, options, warrants, or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 2(a)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the Number Issuable, then the Number Issuable hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (A) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (B) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible and exchangeable securities, options, warrants, or other rights as having been issued for the consideration actually received and receivable therefor and (C) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion. Solely for purposes of this clause (ii), (I) Common Stock shall include the Common Stock, par value $0.01 per share, of the Company and each other class of capital stock of the Company that does not have a preference over any other class of capital stock of the Company as to dividends or upon liquidation, dissolution or winding up of the Company and, in each case, shall include any other class of capital stock of the Company into which such stock is reclassified or reconstituted and (II) if the provisions of any securities convertible into or exchangeable for shares of Common Stock or options, warrants or other rights to acquire shares of Common Stock are amended after the date of issuance so as to reduce the applicable conversion price, exchange price or exercise price such amendment shall be deemed to be a new issuance of such securities.

                           (iii) In case the Company shall at any time or from time to time after the Issue Date distribute to any holder of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or other distributions of shares of Common Stock or other capital stock for which adjustment in the Number Issuable is made under
         Section 2(a)(i) or dividends or other distributions received by or set aside for the benefit of the holders of Common Stock pursuant to Section 2(c) below) or rights or warrants to subscribe for or purchase securities of the Company (excluding those in respect of which adjustment in the Number Issuable is made pursuant to Section 2(a)(ii)), then, and in each such case, the Number Issuable then in effect shall be adjusted by multiplying the Number Issuable in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price per share on the record date referred to below and (y) the denominator of which shall be such Current Market Price per share less the then Fair Market Value (as determined in good faith by the Board of Directors of the Company, a certified resolution with respect to which shall be mailed to the holder of the Warrants evidenced hereby) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator shall in no event be zero). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                           (iv) In case the Company at any time or from time to time shall take any action which could have a dilutive effect on the number of shares of Common Stock that may be issued upon exercise of the Warrants, other than an action described in any of Section 2(a)(i) through 2(a)(iii), inclusive, or Section 2(b), then, the Number Issuable shall be adjusted in such manner and at such time as the Board of Directors of the Company reasonably determines to be equitable under the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holder of the Warrants evidenced hereby).

                           (v) Notwithstanding anything herein to the contrary, no adjustment under this Section 2(a) need be made to the Number Issuable unless such adjustment would require an increase or decrease of at least 1% of the Number Issuable then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Number Issuable. Any adjustment to the Number Issuable carried forward and not theretofore made shall be made immediately prior to the exercise of any Warrants pursuant hereto.

                           (vi) The Company promptly shall deliver to each registered holder of Warrants at least ten Business Days prior to effecting any transaction which would result in an increase or decrease in the Number Issuable pursuant to this Section 2(a) a notice thereof, together with a certificate, signed by the Chief Executive Officer or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Number Issuable then in effect following such adjustment.

                           (vii) Notwithstanding anything contrary
         contained in this Section 2(a), the Company shall be entitled to make such upward adjustments in the Number Issuable, in addition to those otherwise required by this Section 2(a), as the Board of Directors of the Company in their discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of rights or warrants to purchase stock or securities, or distribution of securities convertible into or exchangeable for Common Stock, hereafter made by the Company to its shareholders shall not be taxable; provided, however, that any such adjustment shall be made, as nearly as practicable, in a manner which treats all holders of Warrants with similar protections on an equal basis.

                           (b) Reorganization, Reclassification,
Consolidation, Merger or Sale of Assets. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company (any of the foregoing, a "Transaction"), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of the Warrants evidenced hereby, at least ten Business Days prior to effecting any of the foregoing Transactions, a certificate that the holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant could have been exercised immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 and shall contain other terms identical to the terms hereof. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes stock, securities, other property or cash of a Person other than the successor or purchasing Persons and other than the Company, in connection with such Transaction, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to holders of the Warrants upon exercise thereof as provided above. The provisions of this Section 2(b) similarly shall apply to successive Transactions.

                           (c) Special Distributions. If the holder so
elects by sending a Special Notice to the Company, in the event that the Company shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement) in other securities, property or assets, to holders of Common Stock (a "Special Distribution"), then the Board of Directors shall set aside the amount of such dividend or distribution that any holder of Warrants would have been entitled to receive had it exercised such Warrants prior to the record date for such dividend or distribution. Upon the exercise of a Warrant evidenced hereby, the holder shall be entitled to receive, such dividend or distribution that such holder would have received had such Warrant been exercised immediately prior to the record date for such dividend or distribution. Prior to any Special Distribution described in this Section 2(c), the Company shall as provided in Section 4 hereof notify each holder (not less than ten Business Days prior to the occurrence of each Special Distribution) of its intent to make such Special Distribution and the holder, if it elects to have such distribution set aside the amount thereof rather than have an adjustment to the Number Issuable as provided in Section 2(a)(i), 2(a)(ii) or 2(a)(iii), shall notify the Company by sending a Special Notice prior to the date of any such Special Distribution.

                  Section 3. Redemption. The Company shall not have any right to redeem any of the Warrants evidenced hereby.

                  Section 4. Notice of Certain Events. In case at any time or from time to time the holders of the Warrants evidenced hereby are entitled to notice pursuant to the terms of Section 2, such notice shall provide (a) the date on which a record is to be taken for the purpose of such dividend, distribution, subdivision, combination or issuance of shares of Common Stock, securities convertible into or exchangeable for shares of Common Stock or options, warrants or other rights, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision, combination, shares of Common Stock, securities convertible into or exchangeable for shares of Common Stock or options, warrants or other rights, are to be determined, (b) the issue date (as defined in Section 2(a)(ii) hereof) or (c) the date on which such Transaction, dissolution, liquidation or winding up is expected to become effective.

                  Section 5. Certain Covenants. The Company covenants and agrees that all shares of capital stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common stock to permit such reservation or to permit the exercise of all outstanding Warrants. The Company shall prepare and file, and cooperate with the holder of this Warrant so that it may prepare and file, in each case within five Business Days of a request by such holder, notification and report forms in compliance with the HSR Act, and shall otherwise fully comply with the requirements of the HSR Act, to the extent required in connection with the exercise of the Warrant. The Company shall bear all of its own expenses and all of its own out of pocket expenses (including reasonable attorneys' fees, charges and expenses) and filing fees of such holder in connection with any such preparation and filing.

                  Section 6. Registered Holder. The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes.

                  Section 7. Transfer of Warrants. Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered holder hereof, at the principal executive office of the Company in the United States of America; provided that (a) a registration statement with respect to the Warrants proposed for transfer, and with respect to the shares of Common Stock underlying such Warrants, shall be effective under the Securities Act, (b) the Warrants are transferred pursuant to Rule 144 under the Securities Act or (c) the Company shall have received an opinion of counsel reasonably satisfactory to it that no violation of such act or similar state acts will be involved in such transfer. Thereupon, the Company shall issue in the name or names specified by the registered holder hereof and, in the event of a partial transfer, in the name of the registered holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

                  Section 8. Denominations. The Company covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered holder hereof a new Warrant Certificate or Certificates in denominations specified by such holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

                  Section 9. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

                  Section 10. Governing Law. THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISIONS).

                  Section 11. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered holder thereof and the Company and their respective successors and permitted assigns. This Warrant Certificate shall be for the sole benefit of the registered holder thereof. Nothing in this Warrant Certificate shall be construed to give the registered holder hereof any rights as a holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

                  Section 12. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  "Common Stock" shall have the meaning assigned to such term in the Preamble hereof.

                  "Company" shall have the meaning assigned to such term in the Preamble hereof.

                  "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) if the Common Stock is then listed on a national securities exchange, designated as a Nasdaq Stock Market security or quoted in the over-the-counter-market by a member firm of the NYSE, the average daily Market Price of the Common Stock for those days during the period of 15 days, ending on such date, on which the national securities exchanges were open for trading, and (b) if the Common Stock is not then so listed, designated or quoted, the Market Price on such date.

                  "Exercise Price" shall have the meaning assigned to such term in the Preamble hereof.

                  "Fair Market Value" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction.

                  "HSR Act" shall mean the Hart Scott Rodino Anti-Trust Improvements Act of 1976, and the rules and regulations of the Federal Trade Commission promulgated thereunder.

                           "Investor" shall have the meaning assigned to
such term in the Preamble hereof.

                  "Issue Date" shall mean November ___, 1997.

                  "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) if the Common Stock is listed on any national securities exchange or is designated as a Nasdaq Stock Market security, the last trading price of the Common Stock on such date as reported in the Wall Street Journal; or (b) if the Common Stock is not so listed or designated, the average of the reported closing bid and ask prices of the Common Stock in the over-the-counter-market, on such date as reported by any member firm of the NYSE selected by the Company; or (c) if none of (a) or (b) is applicable, the Fair Market Value per share determined in good faith by the Board of Directors of the Company which shall be deemed to be Fair Market Value unless holders of at least 50% of Common Stock issued or issuable upon exercise of the Warrants request that the Company obtain an opinion of a nationally recognized investment banking firm chosen by the Company (who shall bear the expense) and reasonably acceptable to such requesting holders of the Warrants, in which event the Fair Market Value shall be as determined by such investment banking firm.

                  "Number Issuable" shall have the meaning given it in the Preamble hereof.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                           "Person" shall mean any individual,
corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Relevant Date" shall have the meaning assigned to such term in Section 2(a)(ii) -------------- hereof.

                  "Securities Act" shall mean the Securities Act of 1933.

                  "Special Distribution" shall have the meaning assigned to such term in Section 2(c) --------------------- hereof.

                  "Special Notice" shall mean the notice sent by a holder to the Company indicating its preference to have any Special Distribution set aside for its benefit upon exercise of the Warrant.

                  "Transaction" shall have the meaning assigned to such term in Section 2(b) hereof.

                  "Warrants" shall have the meaning assigned to such term in the Preamble hereof.

                  "Warrant Exercise Documentation" shall have the meaning given it in Section 1 hereof.

                  Section 13. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, (a) if to the holder of a Warrant, at such holder's last known address or telecopy number appearing on the books of the Company; and (b) if to the Company, at its principal executive office, or the telecopy number of such office, in the United States, or such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section or on the fifth Business Day following the date on which such communication is posted, whichever occurs first.

                  Section 14. Share Legend. Each certificate representing shares of Common Stock or any other securities issued upon exercise of this Warrant shall bear the following legend unless such shares or other securities have been registered under the Securities Act and any applicable state securities laws:

                  "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR APPLICABLE STATE SECURITIES LAWS AND INSTEAD ARE BEING ISSUED PURSUANT TO EXEMPTIONS CONTAINED IN SAID LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, (B) SUCH SHARES ARE TRANSFERRED PURSUANT TO RULE 144, OR ANY SUCCESSOR RULE, UNDER SUCH ACT OR
(C) INDUSTRIAL IMAGING CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT OR SIMILAR STATE ACTS WILL BE INVOLVED IN SUCH TRANSFER."



         IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be duly executed as of the Issue Date.

                                      INDUSTRIAL IMAGING CORPORATION

                                      By:_________________________________
                                           Name:
                                           Title:




                         [Form of Assignment Form]

               [To be executed upon assignment of Warrants]

                  The undersigned hereby assigns and transfers this Warrant Certificate to ____________________ whose Social Security Number or Tax ID Number is _________________ and whose record address is _____________________________________, and irrevocably appoints
________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                             Signature:

                                             -------------------------------




Date: ___________________________








                                                             EXHIBIT B

THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR APPLICABLE STATE SECURITIES LAWS AND INSTEAD ARE BEING ISSUED PURSUANT TO EXEMPTIONS CONTAINED IN SAID LAWS. THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH WARRANTS AND THE SHARES UNDERLYING SUCH WARRANTS SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, (2) SUCH WARRANTS ARE TRANSFERRED PURSUANT TO RULE 144, OR ANY SUCCESSOR RULE, UNDER SUCH ACT OR (3) INDUSTRIAL IMAGING CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT OR SIMILAR STATE ACTS WILL BE INVOLVED IN SUCH TRANSFER.

                                                          WARRANT NO. B-1

                                  WARRANT

                    TO PURCHASE SHARES OF COMMON STOCK,

                        PAR VALUE $0.01 PER SHARE,

                                    OF

                      INDUSTRIAL IMAGING CORPORATION

                  THIS IS TO CERTIFY THAT IMPRIMIS INVESTORS LLC, or such holder's registered assigns (the "Investor"), is the owner of _______ Warrants (as defined below), each of which entitles the registered holder thereof to purchase from INDUSTRIAL IMAGING CORPORATION, a Delaware corporation (the "Company"), one fully paid, duly authorized and nonassessable share of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), at any time or from time to time on or before 5:00 p.m., New York City time, on November ___, 2002, at an exercise price of $2.00 per share (the "Exercise Price"), all on the terms and subject to the conditions hereinafter set forth.

                  The number of shares of Common Stock issuable upon exercise of each such Warrant (the "Number Issuable"), which is initially one (1) share, is subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate. The Warrants evidenced by this certificate are part of a series of Class B Warrants being issued by the Company on the Issue Date (the "Warrants"). The execution and delivery of this Warrant Certificate is a condition precedent to the obligations of the Investor under the Securities Purchase Agreement, dated as of November __, 1997, between the Investor and the Company.

                  Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 12 hereof.

                  Section 1. Exercise of Warrant. (a) The Warrants evidenced hereby may be exercised, in whole or in part, by the registered holder hereof at any time or from time to time on or before 5:00 p.m., New York City time, on November ___, 2002, upon delivery to the Company at the principal executive office of the Company in the United States of America, of (i) this Warrant Certificate, (ii) a written notice stating that such holder elects to exercise all or some portion of the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and (iii) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants, which shall be payable either (A) by a certified or official bank check payable to the order of the Company or (B) in the manner prescribed in Section 1(e), at the holder's option (collectively, the "Warrant Exercise Documentation").

                  (b) As promptly as practicable, and in any event within five Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (a) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock specified in the Warrant Exercise Documentation,
(b) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (c) if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. No such surrender shall be effective to constitute the Person entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five days); but any such surrender of this Warrant Certificate for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date the Warrant Exercise Documentation was received and for the Number Issuable of Common Stock specified in the Warrant Exercise Documentation and at the Exercise Price.

                  (c) The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the Warrants evidenced hereby.

                  (d) In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share on the Business Day which next precedes the day of exercise. If more than one such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

                  (e) In addition to the method of payment set forth in
Section 1(a)(iii) and in lieu of any cash payment required thereunder, the registered holder shall have the right to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in
Section 1 in exchange for the number of shares of Common Stock equal to the quotient derived from dividing (i) the excess of (A) the product of
(I) the Number Issuable of Common Stock as to which Warrants are being exercised and (II) the Current Market Price per share, over (B) the product of (y) the Number Issuable of Common Stock as to which Warrants being exercised and (z) the Exercise Price, by (ii) the Current Market Price per share.

                  (f) In the event of a sale of all or substantially all of the Company's assets for cash, the Warrants shall be deemed exercised in accordance with the provisions of this Section 1 as of date of the consummation of such sale and the holder hereof shall be entitled to pay the Exercise Price in the manner prescribed in Section 1(a)(iii) or
Section 1(d), at its option.

                  Section 2.  Adjustments.

                           (a) Adjustment of Number Issuable. The Number
Issuable shall be subject to adjustment from time to time as follows:

                           (i) In case the Company shall at any time or from time to time after the Issue Date:

                                    (A) pay a dividend or make a
         distribution on the outstanding shares of Common Stock in capital stock of the Company;

                                    (B) subdivide the outstanding shares
         of Common Stock into a larger number of shares; or

                                    (C) combine the outstanding shares of
         Common Stock into a smaller number of shares;

         then, and in each such case (other than a dividend or distribution received by or set aside for the benefit of the holder pursuant to Section 2(c) hereof), the Number Issuable in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any Warrant evidenced hereby thereafter exercised shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this clause (i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision or combination to the close of business on the date upon which such corporate action becomes effective.

                           (ii) If after the Issue Date, the Company shall at any time or from time to time issue or sell (x) shares of Common Stock or (y) securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock (other than (A) shares of Common Stock issued upon exercise of the Warrants outstanding on the Issue Date, (B) shares of Common Stock issued pursuant to an employee stock option plan, stock bonus plan or other incentive compensation plan or award, each as approved by the Company's Board of Directors that, in the aggregate with all other shares of Common Stock issued pursuant to any such plans (whether or not approved by the Company's Board of Directors) constitute no more than five percent of the issued and outstanding Common Stock, and (C) shares of Common Stock issued as a result of adjustments made under agreements related to shares described in clauses (A) and (B)) at a price per share that is less than the Current Market Price per share of Common Stock then in effect as of the record date or issue date, as the case may be, referred to in the following sentence (the "Relevant Date") (treating the price per share of Common Stock, in the case of the issuance of any security convertible or exchangeable or exercisable into Common Stock as equal to (x) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), in each case, other than issuances or sales for which an adjustment is made pursuant to another paragraph of this Section 2, then, and in each such case, the Number Issuable then in effect shall be adjusted by multiplying the Number Issuable in effect on the day immediately prior to the Relevant Date by a fraction, (1) the numerator of which shall be the sum of the number of shares of Common Stock, on a fully diluted basis, outstanding on the Relevant Date, plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised), and (2) the denominator of which shall be the sum of the number of shares of Common Stock, on a fully diluted basis, outstanding on the Relevant Date, plus the number of shares of Common Stock which the aggregate consideration (plus the aggregate amount of any additional consideration initially payable upon conversion or exchange of such convertible or exchangeable securities or exercise of such options, warrants or other rights) for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised) would purchase at the Current Market Price per share of Common Stock on the Relevant Date. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (x) in the case of an issuance to the stockholders of the Company, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (y) in all other cases, on the date (the "issue date") of such issuance; provided, that if any convertible or exchangeable securities, options, warrants, or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 2(a)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the Number Issuable, then the Number Issuable hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (A) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (B) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible and exchangeable securities, options, warrants, or other rights as having been issued for the consideration actually received and receivable therefor and (C) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion. Solely for purposes of this clause (ii), (I) Common Stock shall include the Common Stock, par value $0.01 per share, of the Company and each other class of capital stock of the Company that does not have a preference over any other class of capital stock of the Company as to dividends or upon liquidation, dissolution or winding up of the Company and, in each case, shall include any other class of capital stock of the Company into which such stock is reclassified or reconstituted and (II) if the provisions of any securities convertible into or exchangeable for shares of Common Stock or options, warrants or other rights to acquire shares of Common Stock are amended after the date of issuance so as to reduce the applicable conversion price, exchange price or exercise price such amendment shall be deemed to be a new issuance of such securities.

                           (iii) In case the Company shall at any time or from time to time after the Issue Date distribute to any holder of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or other distributions of shares of Common Stock or other capital stock for which adjustment in the Number Issuable is made under
         Section 2(a)(i) or dividends or other distributions received by or set aside for the benefit of the holders of Common Stock pursuant to Section 2(c) below) or rights or warrants to subscribe for or purchase securities of the Company (excluding those in respect of which adjustment in the Number Issuable is made pursuant to Section 2(a)(ii)), then, and in each such case, the Number Issuable then in effect shall be adjusted by multiplying the Number Issuable in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price per share on the record date referred to below and (y) the denominator of which shall be such Current Market Price per share less the then Fair Market Value (as determined in good faith by the Board of Directors of the Company, a certified resolution with respect to which shall be mailed to the holder of the Warrants evidenced hereby) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator shall in no event be zero). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                           (iv) In case the Company at any time or from time to time shall take any action which could have a dilutive effect on the number of shares of Common Stock that may be issued upon exercise of the Warrants, other than an action described in any of Section 2(a)(i) through 2(a)(iii), inclusive, or Section 2(b), then, the Number Issuable shall be adjusted in such manner and at such time as the Board of Directors of the Company reasonably determines to be equitable under the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holder of the Warrants evidenced hereby).

                           (v) Notwithstanding anything herein to the contrary, no adjustment under this Section 2(a) need be made to the Number Issuable unless such adjustment would require an increase or decrease of at least 1% of the Number Issuable then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Number Issuable. Any adjustment to the Number Issuable carried forward and not theretofore made shall be made immediately prior to the exercise of any Warrants pursuant hereto.

                           (vi) The Company promptly shall deliver to each registered holder of Warrants at least ten Business Days prior to effecting any transaction which would result in an increase or decrease in the Number Issuable pursuant to this Section 2(a) a notice thereof, together with a certificate, signed by the Chief Executive Officer or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Number Issuable then in effect following such adjustment.

                           (vii) Notwithstanding anything contrary
         contained in this Section 2(a), the Company shall be entitled to make such upward adjustments in the Number Issuable, in addition to those otherwise required by this Section 2(a), as the Board of Directors of the Company in their discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of rights or warrants to purchase stock or securities, or distribution of securities convertible into or exchangeable for Common Stock, hereafter made by the Company to its shareholders shall not be taxable; provided, however, that any such adjustment shall be made, as nearly as practicable, in a manner which treats all holders of Warrants with similar protections on an equal basis.

                           (b) Reorganization, Reclassification,
Consolidation, Merger or Sale of Assets. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company (any of the foregoing, a "Transaction"), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of the Warrants evidenced hereby, at least ten Business Days prior to effecting any of the foregoing Transactions, a certificate that the holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant could have been exercised immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 and shall contain other terms identical to the terms hereof. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes stock, securities, other property or cash of a Person other than the successor or purchasing Persons and other than the Company, in connection with such Transaction, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to holders of the Warrants upon exercise thereof as provided above. The provisions of this Section 2(b) similarly shall apply to successive Transactions.

                           (c) Special Distributions. If the holder so
elects by sending a Special Notice to the Company, in the event that the Company shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement) in other securities, property or assets, to holders of Common Stock (a "Special Distribution"), then the Board of Directors shall set aside the amount of such dividend or distribution that any holder of Warrants would have been entitled to receive had it exercised such Warrants prior to the record date for such dividend or distribution. Upon the exercise of a Warrant evidenced hereby, the holder shall be entitled to receive, such dividend or distribution that such holder would have received had such Warrant been exercised immediately prior to the record date for such dividend or distribution. Prior to any Special Distribution described in this Section 2(c), the Company shall as provided in Section 4 hereof notify each holder (not less than ten Business Days prior to the occurrence of each Special Distribution) of its intent to make such Special Distribution and the holder, if it elects to have such distribution set aside the amount thereof rather than have an adjustment to the Number Issuable as provided in Section 2(a)(i), 2(a)(ii) or 2(a)(iii), shall notify the Company by sending a Special Notice prior to the date of any such Special Distribution.

                  Section 3. Redemption. The Company shall not have any right to redeem any of the Warrants evidenced hereby.

                  Section 4. Notice of Certain Events. In case at any time or from time to time the holders of the Warrants evidenced hereby are entitled to notice pursuant to the terms of Section 2, such notice shall provide (a) the date on which a record is to be taken for the purpose of such dividend, distribution, subdivision, combination or issuance of shares of Common Stock, securities convertible into or exchangeable for shares of Common Stock or options, warrants or other rights, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision, combination, shares of Common Stock, securities convertible into or exchangeable for shares of Common Stock or options, warrants or other rights, are to be determined, (b) the issue date (as defined in Section 2(a)(ii) hereof) or (c) the date on which such Transaction, dissolution, liquidation or winding up is expected to become effective.

                  Section 5. Certain Covenants. The Company covenants and agrees that all shares of capital stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common stock to permit such reservation or to permit the exercise of all outstanding Warrants. The Company shall prepare and file, and cooperate with the holder of this Warrant so that it may prepare and file, in each case within five Business Days of a request by such holder, notification and report forms in compliance with the HSR Act, and shall otherwise fully comply with the requirements of the HSR Act, to the extent required in connection with the exercise of the Warrant. The Company shall bear all of its own expenses and all of its own out of pocket expenses (including reasonable attorneys' fees, charges and expenses) and filing fees of such holder in connection with any such preparation and filing.

                  Section 6. Registered Holder. The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes.

                  Section 7. Transfer of Warrants. Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered holder hereof, at the principal executive office of the Company in the United States of America; provided that (a) a registration statement with respect to the Warrants proposed for transfer, and with respect to the shares of Common Stock underlying such Warrants, shall be effective under the Securities Act, (b) the Warrants are transferred pursuant to Rule 144 under the Securities Act or (c) the Company shall have received an opinion of counsel reasonably satisfactory to it that no violation of such act or similar state acts will be involved in such transfer. Thereupon, the Company shall issue in the name or names specified by the registered holder hereof and, in the event of a partial transfer, in the name of the registered holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

                  Section 8. Denominations. The Company covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered holder hereof a new Warrant Certificate or Certificates in denominations specified by such holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

                  Section 9. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

                  Section 10. Governing Law. THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISIONS).

                  Section 11. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered holder thereof and the Company and their respective successors and permitted assigns. This Warrant Certificate shall be for the sole benefit of the registered holder thereof. Nothing in this Warrant Certificate shall be construed to give the registered holder hereof any rights as a holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

                  Section 12. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  "Common Stock" shall have the meaning assigned to such term in the Preamble hereof.

                  "Company" shall have the meaning assigned to such term in the Preamble hereof.

                  "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) if the Common Stock is then listed on a national securities exchange, designated as a Nasdaq Stock Market security or quoted in the over-the-counter-market by a member firm of the NYSE, the average daily Market Price of the Common Stock for those days during the period of 15 days, ending on such date, on which the national securities exchanges were open for trading, and (b) if the Common Stock is not then so listed, designated or quoted, the Market Price on such date.

                  "Exercise Price" shall have the meaning assigned to such term in the Preamble hereof.

                  "Fair Market Value" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction.

                  "HSR Act" shall mean the Hart Scott Rodino Anti-Trust Improvements Act of 1976, and the rules and regulations of the Federal Trade Commission promulgated thereunder.

                  "Investor" shall have the meaning assigned to such term in the Preamble hereof.

                  "Issue Date" shall mean November ___, 1997.

                  "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) if the Common Stock is listed on any national securities exchange or is designated as a Nasdaq Stock Market security, the last trading price of the Common Stock on such date as reported in the Wall Street Journal; or (b) if the Common Stock is not so listed or designated, the average of the reported closing bid and ask prices of the Common Stock in the over-the-counter-market, on such date as reported by any member firm of the NYSE selected by the Company; or (c) if none of (a) or (b) is applicable, the Fair Market Value per share determined in good faith by the Board of Directors of the Company which shall be deemed to be Fair Market Value unless holders of at least 50% of Common Stock issued or issuable upon exercise of the Warrants request that the Company obtain an opinion of a nationally recognized investment banking firm chosen by the Company (who shall bear the expense) and reasonably acceptable to such requesting holders of the Warrants, in which event the Fair Market Value shall be as determined by such investment banking firm.

                  "Number Issuable" shall have the meaning given it in the Preamble hereof.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "Person" shall mean any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Relevant Date" shall have the meaning assigned to such term in Section 2(a)(ii) -------------- hereof.

                  "Securities Act" shall mean the Securities Act of 1933.

                  "Special Distribution" shall have the meaning assigned to such term in Section 2(c) --------------------- hereof.

                  "Special Notice" shall mean the notice sent by a holder to the Company indicating its preference to have any Special Distribution set aside for its benefit upon exercise of the Warrant.

                  "Transaction" shall have the meaning assigned to such term in Section 2(b) hereof.

                  "Warrants" shall have the meaning assigned to such term in the Preamble hereof.

                  "Warrant Exercise Documentation" shall have the meaning given it in Section 1 hereof.

                  Section 13. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, (a) if to the holder of a Warrant, at such holder's last known address or telecopy number appearing on the books of the Company; and (b) if to the Company, at its principal executive office, or the telecopy number of such office, in the United States, or such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section or on the fifth Business Day following the date on which such communication is posted, whichever occurs first.

                  Section 14. Share Legend. Each certificate representing shares of Common Stock or any other securities issued upon exercise of this Warrant shall bear the following legend unless such shares or other securities have been registered under the Securities Act and any applicable state securities laws:

                  "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR APPLICABLE STATE SECURITIES LAWS AND INSTEAD ARE BEING ISSUED PURSUANT TO EXEMPTIONS CONTAINED IN SAID LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, (B) SUCH SHARES ARE TRANSFERRED PURSUANT TO RULE 144, OR ANY SUCCESSOR RULE, UNDER SUCH ACT OR
(C) INDUSTRIAL IMAGING CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT OR SIMILAR STATE ACTS WILL BE INVOLVED IN SUCH TRANSFER."


         IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be duly executed as of the Issue Date.

                                        INDUSTRIAL IMAGING CORPORATION

                                        By:_________________________________
                                             Name:
                                             Title:




                         [Form of Assignment Form]

               [To be executed upon assignment of Warrants]

                  The undersigned hereby assigns and transfers this Warrant Certificate to ____________________ whose Social Security Number or Tax ID Number is _________________ and whose record address is _____________________________________, and irrevocably appoints
________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                           Signature:

                                           --------------------------------




Date: ___________________________


                                                                    EXHIBIT D

                  REGISTRATION RIGHTS AGREEMENT, dated as of November 12, 1997 (the "Agreement"), between Industrial Imaging Corporation, a Delaware corporation (the "Company"), and Imprimis Investors LLC (the "Investor").

---------------------------------------------------------------------------

                  The Company and the Investor have entered into the Securities Purchase Agreement, dated as of November 12, 1997 (the "Securities Purchase Agreement"), pursuant to which, among other things, the Company is selling to the Investor shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, and warrants that may be exercised for shares of Common Stock (the "Warrants").

                  The execution and delivery of this Agreement by the Company is a condition precedent to the obligations of the Investor under the Securities Purchase Agreement.

                  In consideration of the foregoing, the covenants and obligations set forth below, the parties agree as follows:

                  1.       Registration on Request.

                  (a) Request. Subject to the limitations set forth in
Section 1(b), at any time more than 180 days after the date hereof, a Holder or Holders (as defined in Section 9(b)) may require on up to two occasions, upon written notice to the Company, the Company to effect the registration under the Securities Act of 1933 (the "Securities Act") of all or part of the Registrable Securities (as defined in Section 9(b)) held by such requesting Holder or Holders (each, an "Initiating Holder"). The Company promptly shall give notice of such requested registration to all other Holders of Registrable Securities who are entitled pursuant to
Section 2 to join in such registration and, thereupon, the Company shall use its best efforts to effect, on the earliest possible date, the registration under the Securities Act for public sale (in accordance with the method of disposition specified in the notice from the requesting Holders), of the Registrable Securities that the Company has been requested to register by such Initiating Holder or Holders and the other Registrable Securities that the Company has been requested to register by the Holders thereof by written notice given to the Company within 20 days after the giving of such notice by the Company.

                  (b) Limitations. The Company shall not be required to effect a registration pursuant to Section 1(a):

                  (i) within 90 days after the effective date of a registration statement (a "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") for a public offering and sale of equity securities of the Company (other than a registration of securities pursuant to a Registration Statement on Form S-8 or Form S-4 or any successor form thereto, any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation or any registration statement relating solely to employee stock option, stock purchase, benefit or similar plans (a "Special Registration Statement")), provided that the Company shall use its best efforts to achieve effectiveness of a registration requested hereunder promptly following such 90 day period if such request is made during such 90 day period; and

                  (ii) on more than two occasions; it being understood and agreed that a registration effected under Section 2 shall not be counted as a registration under this Section.

                  (c) Effective Registration Statement. A registration requested pursuant to this Section 1 shall not be deemed to have been effected, and shall not be deemed a requested registration for purposes of
Section 1(a) and Section 1(b), (i) unless a Registration Statement covering all Registrable Securities specified in the notices from the Initiating Holders has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all of such Registrable Securities covered by such Registration Statement until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders or
(iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Initiating Holders.

                  (d) Priority in Requested Registration. So long as the Initiating Holders hold at least 25% of the Registrable Securities issued to all Holders on the date of this Agreement, the Company shall have the right to include in any Registration Statement initiated by a Holder pursuant to this Section 1, for sale in accordance with the method of disposition specified by the requesting Holders, Common Stock to be sold by the Company for its own account. If, in the good-faith judgment of the managing underwriter of any underwritten offering the inclusion of all of the Registrable Securities requested for inclusion pursuant to this
Section 1 and the Common Stock proposed to be sold by the Company for its own account would adversely affect the successful marketing of the proposed offering, then the number of shares of Common Stock to be included in the offering shall be reduced to the required level, first, by excluding Common Stock to be sold by the Company for its own account and second, by reducing the participation of such Initiating Holders and other Holders in such offering pro rata among such Initiating Holders and other Holders, based upon the amount of Registrable Securities owned by such Initiating Holders and other Holders. Except for Special Registration Statements and other registrations required under Section 1, the Company will not cause any other registration statement with respect to its Registrable Securities for its own account to become effective less than 120 days after the effective date of any registration requested pursuant to this Section 1.

                  (e) Selection of Underwriters. If the proposed method of disposition is an underwriting, the Initiating Holders holding a majority of the Registrable Securities to be sold in such offering may designate the managing underwriter of such offering, which underwriter shall be reasonably acceptable to the Company. Whenever a requested registration is for an underwritten offering, only securities which are to be included in the underwriting may be included in the registration unless the managing underwriter consents otherwise.

                  2.       Incidental Registration.

                  (a) Right to Include Registrable Securities. If at any time and from time to time the Company proposes to register any shares of its capital stock under the Securities Act, whether or not for sale for its own account, on a form and in the manner that would permit registration of Registrable Securities for the sale to the public under the Securities Act, the Company will give written notice to all Holders of its intention to do so. Upon the written request of a Holder given within 20 days after the giving of any such notice by the Company, the Company will use its best efforts to cause to be included in such Registration Statement all of the Registrable Securities so requested for inclusion by Holders. If the Registration Statement is to cover, in whole or in part, any underwritten distribution, the Company shall use its best efforts to cause the Registrable Securities requested for inclusion pursuant to this Section to be included in the underwriting on the same terms and conditions (including any lock-up) as the shares otherwise being sold through the underwriters.

                  (b) Priority in Incidental Registrations. If, in the good faith judgment of the managing underwriter of any underwritten offering, the inclusion of all of the Registrable Securities requested for inclusion pursuant to this Section 2 would adversely affect the successful marketing of the proposed offering, then the number of shares of capital stock and Registrable Securities, if any, to be included in such registration shall be reduced, such reduction shall be applied, first, by excluding (on a pro rata basis) capital stock of the Company to be sold by persons other than the Holders and Registrable Securities proposed to be sold by all Holders and second, by excluding shares of capital stock to be sold by the Company for its own account. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 2 without incurring any liability to Holders of Registrable Securities.

                  3. Registration Procedures. If and whenever the Company is required by the provisions of Section 1 or 2 to effect the registration of Registrable Securities under the Securities Act, the Company will, at its expense, as expeditiously as possible:

                     (i) prepare and, in any event within 40 days after a request for registration has been given to the Company, file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective; provided that the Company may discontinue any registration of its securities which is being effected pursuant to Section 2 at any time prior to the effective date of the Registration Statement;

                     (ii) prepare and file with the Commission such amendments and supplements to any Registration Statement referred to in clause (i) of this Section 3 and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period not in excess of 180 days (except with respect to any Registration Statement filed pursuant to Rule 415 under the Securities Act if the Company is eligible to file a Registration Statement on Form S-3, in which case the Company shall use its best efforts to keep such Registration Statement effective and updated until such time as all of the Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder or Holders set forth in such Registration Statement) and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement; provided that before filing a Registration Statement or prospectus, or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders holding a majority of the Registrable Securities covered by such Registration Statement to represent all Holders of Registrable Securities covered by such Registration Statement, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

                     (iii) furnish to each seller of such Registrable Securities such number of copies of any Registration Statement referred to in clause (i) of this Section 3 and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and summary prospectus), and any other prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

                     (iv) use its best efforts to register or qualify such Registrable Securities covered by any Registration Statement referred to in clause (i) of this Section 3 under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                     (v) use its best efforts to cause such Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                     (vi) cause representatives of the Company to participate in any "road show" or "road shows" reasonably requested by any underwriter of an underwritten or "best efforts" offering of any Registrable Securities;

                     (vii) notify each seller of any such Registrable Securities covered by a Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the sellers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                     (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of
Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                     (ix) use its best efforts to list such Registrable Securities on any securities exchange or automated quotation system on which securities of the same class are then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or system, and to provide a transfer agent and registrar for such Registrable Securities covered by a Registration Statement not later than the effective date of such Registration Statement;

                     (x) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of a majority of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                     (xi) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller or sellers of a majority of such Registrable Securities shall reasonably request;

                     (xii) obtain an opinion of counsel for the Company in customary form and covering matters of the type customarily covered in opinions of issuer's counsel as the seller or sellers of a majority of such Registration Securities shall reasonably request; and

                     (xiii) make available for inspection by any seller of such Registrable Securities covered by a Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement.

                  4. Expenses. With respect to each registration effected pursuant to Section 1 or 2, all Registration Expenses (defined below) in connection with such registration and the public offering in connection therewith shall be borne by the Company; provided that security holders participating in any such registration shall bear their pro rata share of the underwriting discounts and selling commissions (on the basis of the number of Registrable Securities of each such person included in such registration) and 50% of the fees and disbursements in excess of $200,000 described in clauses (vi) and (vii) of the immediately succeeding sentence; provided, further that the Company shall not be obligated to bear any Registration Expenses with respect to any registration effected pursuant to Section 1 after the second anniversary hereof. "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all registration and filing fees of the Commission, or the National Association of Securities Dealers, Inc., (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or automated quotation system pursuant to Section 3(ix), (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel selected by the Holders of a majority of the Registrable Securities being registered to represent all Holders of the Registrable Securities being registered in connection with each such registration,
(vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including fees and disbursements of counsel for the underwriters, but excluding underwriting discounts and commissions, (viii) liability insurance if the Company so desires or if the underwriters so require, and (ix) the reasonable fees and expenses of any special experts retained by the Company in connection with the requested registration.

                  5.       Indemnification and Contribution.

                  (a) Indemnification by the Company. In the event of a registration of any Registrable Securities pursuant to Section 1 or 2, the Company will indemnify and hold harmless each Holder of such Registrable Securities included in a Registration Statement pursuant to the provisions of this Agreement and any underwriter (as defined in the Securities Act) of such Registrable Securities, and their respective Affiliates, and each of their successors from and against, and will reimburse such Holder, underwriter and Affiliate with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Holder, underwriter or Affiliate may become subject under the Securities Act or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel (including those incurred in connection with any claim for indemnity hereunder) insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses (or actions, or proceedings, whether commenced or threatened in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or arise out of any violation by the Company of any rule or regulation under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration; provided that the Company will not be liable in any case to the extent, but only to the extent, that any such claim, action, demand, loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in strict conformity with information furnished by such Holder or such underwriter in writing specifically for use in the preparation thereof. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or Affiliate and shall survive the transfer of such securities by such Holder or such underwriter.

                  (b) Indemnification by the Holders. Each Holder of Registrable Securities, severally and not jointly, which Registrable Securities are included in a registration pursuant to the provisions of this Agreement, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the Registration Statement including such Registrable Securities, each director of the Company, each underwriter and any person who controls the underwriter and each of their successors from and against, and will reimburse the Company and such officer, director, underwriter or controlling person with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided that such Holder will be liable in any such case to the extent, but only to the extent, that any such claim, action, demand, loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof. The liability of each Holder under this Section shall be limited to the proportion of any such claim, action, demand, loss, damage, liability, cost or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by such Holder under such registration statement bears to the total offering price of all securities sold thereunder, but not, in any event, to exceed the proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement. This indemnity shall survive the transfer of such securities by such Holder and the underwriter.

                  (c) Notices of Claims, etc. Promptly after receipt by a party to be indemnified pursuant to the provisions of Section 5(a) or 5(b) (an "indemnified party") of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Section 5(a) or 5(b), notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section and shall not relieve the indemnifying party from liability under this Section unless, and to the extent, such indemnifying party is prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after the notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of this
Section 5(a) and 5(b) for any legal expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability and equitable claims in respect to such claim or litigation.

                  (d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement or any underwriter makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such Holder or underwriter, as the case may be, in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company on the one hand and such Holder or underwriter, as the case may be, on the other, will contribute to the aggregate claims, actions, demands, losses, damages, liabilities, costs or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder of Registrable Securities or the underwriter, as the case may be, on the other, in connection with the statements or omissions that resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holder of Registrable Securities or the underwriter, as the case may be, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Holder of Registrable Securities or the underwriter, as the case may be, on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that, in any such case, (A) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and (B) no such Holder or underwriter will be required to contribute any amount in excess of the proceeds received by such Holder or underwriter, as the case may be, from the sales of Registrable Securities covered by the Registration Statement.

                  (e) Other Indemnification. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  6.       Reporting Requirements Under Securities
Exchange Act of 1934.

                  (a) Exchange Act Reporting. The Company shall keep effective its registration under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and shall timely file such information, documents and reports as the Commission may require or prescribe under the Exchange Act. The Company shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act.

                  (b) Furnishing Information to Holders. The Company shall forthwith upon request furnish any Holder of Registrable Securities (a) a written statement by the Company that it has complied with such reporting requirements, (b) a copy of the most recent Form 10-K or Form 10-Q filed by the Company and a copy of the most recent annual or quarterly report of the Company distributed to its shareholders, and (c) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act.

                  (c) Rule 144 and Form S-3. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 6 are (i) to enable any such Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144 under the Securities Act should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar or successor exemptive provision), and (ii) to qualify the Company for the use of registration statements on Form S-3. In addition, the Company shall take such other measures and file such other information, documents and reports as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar or successor exemptive provision hereafter in effect) and the use of Form S-3. The Company also covenants to use its best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3. From and after the effective date of the first Registration Statement filed by the Company, the Company agrees to use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act (or any similar or successor exemptive provision hereafter in effect), which efforts shall include timely instructions to its transfer agent to expedite such transfers of Registrable Securities.

                  7. Shareholder Information. The Company may require each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement to furnish the Company in a timely manner such information with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission.

                  8. Specific Enforcement. All of the parties acknowledge that the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, or a decree for specific performance, in accordance with the provisions of this Agreement.

                  9. Descriptive Headings; Definitions; Certain
Interpretations.

                  (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  (b) As used in this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate" shall mean (a) any person or entity directly or indirectly controlling, controlled by or under common control with another person or entity; (b) any person or entity owning or controlling 10% or more of the outstanding voting securities of such other person or entity; (c) any partner, officer, director, employee or shareholder of such entity or any parent, spouse, child, brother, sister or other relative with a relationship (by blood, marriage or adoption) not more remote than first cousin of any of the foregoing; or (d) any liquidating trust, trustee or other similar person or entity for any such person or entity.

                  "Holder" shall mean (a) the Investor and (b) any other person to which the rights of registration under this Agreement have been transferred or assigned by the Investor or its transferees.

                  "Registrable Securities" shall mean (a) shares of Common Stock (including shares issuable or issued upon the exercise of any Warrants or the exercise of any other exchange, conversion or similar right), (b) any securities issued in respect of any such shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger or consolidation or reorganization and
(c) Warrants; provided that, such securities shall cease to be Registrable Securities when such securities have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

                  (c) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement:
(i) the singular includes the plural and the plural includes the singular;
(ii) "or" or "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its successors and assigns; and (vi) a reference in this Agreement to a Section is to the Section of this Agreement.

                  10. Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

           If to the Company:    Industrial Imaging Corporation
                                 One Lowell Research Center
                                 847 Rogers Street
                                 Lowell, Massachusetts  01852
                                 Attention:  Juan J. Amodei
                                 Telecopy:  (508) 441-0122


           With a copy to:       Mintz Levin Cohn Ferris Glovsky
                                   and Popeo PC
                                 One Financial Center
                                 Boston, Massachusetts 02111
                                 Attention: Neil H. Aronson
                                 Telecopy: (617) 542-2241

           If to the Investor:   Imprimis Investors LLC
                                 c/o Wexford Management LLC
                                 411 West Putnam Avenue
                                 Greenwich, Connecticut  06830
                                 Attention:  Frank S. Plimpton
                                 Telecopy:  (203) 862-7451

           With a copy to:       Howard, Darby & Levin
                                 1330 Avenue of the Americas
                                 New York, New York 10019
                                 Attention: Michael B. Hopkins
                                 Telecopy: (212) 841-1010

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

                  11. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  12. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party.

                  13. Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

                  14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

                  15. CONSENT TO JURISDICTION. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL AND STATE COURT IN NEW YORK SITTING IN NEW YORK CITY AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE LITIGATED EXCLUSIVELY IN SUCH COURTS. EACH OF THE COMPANY AND THE HOLDER AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED HERETO OR THERETO EXCEPT IN SUCH COURT. EACH OF THE COMPANY AND THE HOLDER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  16. Waivers; Amendments. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or of the same right with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided by law. This Agreement may not be amended except by a writing executed by the Company and by Holders holding at least 51% of the Registrable Securities; provided that the provisions of this Section 16 may not be amended unless such amendment is executed by each Holder.

                  17. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The Investor's rights are assignable to any assignee or transferee of all or a portion of the Registrable Securities held by the Investor. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities, subject to the provisions contained herein.

                  18. Termination. This Agreement shall terminate upon the earliest to occur of the following events:

                  (a) termination by mutual written agreement of the Investor and the Company;

                  (b) all Registrable Securities have been sold to or through a broker or dealer or underwriter in a public distribution or public securities transaction; or

                  (c)      the fourth anniversary of the date hereof.

                  19. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements or understandings among the parties.

                  20. Confidentiality. The Investor and any subsequent Holder agrees that it shall keep confidential all information disclosed to it pursuant to Section 3(xiii), unless such information was already in the Purchaser's possession or known to the Purchaser prior to being disclosed or provided to the Purchaser, until the earliest of such time as (a) disclosure may be required by law, (b) three years from the date of receipt of such information, (c) such information becomes publicly available through no action or fault of the Purchaser, and (d) such information was or is obtained by the Purchaser from a third party other than where such information was obtained in breach of contract or in violation of law.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         INDUSTRIAL IMAGING CORPORATION

                                         By:____________________________
                                              Name:
                                              Title:

                                         IMPRIMIS INVESTORS LLC

                                         By:____________________________
                                              Name:
                                              Title:










                                                              EXHIBIT E

                        INDUSTRIAL IMAGING CORPORATION
                          ONE LOWELL RESEARCH CENTER
                               847 ROGERS STREET
                          LOWELL, MASSACHUSETTS 01852

                                                        November 12, 1997

Imprimis Investors LLC
c/o Wexford Management LLC
411 West Putnam Avenue
Greenwich, Connecticut  06839
Attn:  Frank S. Plimpton

Dear Sirs:

                  Industrial Imaging Corporation, a Delaware corporation (the "Company"), desires to issue and sell to Imprimis Investors LLC (the "Purchaser"), and the Purchaser desires to purchase from the Company, (a) 3,000,000 shares (the "Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Company, (b) 1,000,000 warrants to purchase shares of Common Stock at an exercise price of $1.00 per share (the "Class A Warrants") and (c) 1,000,000 warrants to purchase shares of Common Stock at an exercise price of $2.00 per share (together with the Shares and the Class A Warrants, the "Securities").

                  Subsequent to the consummation of the purchase and sale of the Securities, the Purchaser intends to transfer at cost all or a portion of the Securities to a small business investment company ("SBIC") (as defined under the Small Business Investment Act of 1958 and the rules and regulations promulgated thereunder (the "SBIA")) affiliate of the Purchaser (an "SBIC Affiliate"). The date of such transfer is referred to herein as the "Transfer Date". The Company agrees and consents to such transfer and agrees and consents that all representations, warranties and covenants given to the Purchaser shall also run in favor of the SBIC Affiliate as if made to such entity directly. In the event the SBIC Affiliate seeks to return to the Purchaser any or all of the Securities, the Company agrees and consents to such return.

                  The parties agree as follows:

                  SECTION 1. Representations and Warranties of the Company. The Company represents and warrants that:

                  (a) The Company, together with its affiliates (as that term is defined in Title 13 Code of Federal Regulations ("C.F.R."), ss. 121.103), is a "small business concern" within the meaning of the SBIA, and the regulations thereunder, including Title 13 C.F.R. ss. 121.301(c).

                  (b) Neither the Company's nor any of its subsidiaries' primary business activity involves, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair. Neither the Company nor any of its subsidiaries is classified under the Major Group 65 (Real Estate) of the SIC Manual.

                  SECTION 2. Covenants of the Company. The Company covenants and agrees that:

                  (a) The information set forth in Small Business
Administration Forms 480, 652 and Part A of Form 1031 regarding the Company and its affiliates, when delivered to the Purchaser, will be accurate and complete. Within five days of the Transfer Date, copies of such forms shall be completed and executed by the Company and delivered to the SBIC Affiliate.

                  (b) No portion of the proceeds from the sale of the Securities will be used by the Company (i) to provide capital to a corporation licensed under the SBIA, (ii) outside the United States (except (A) to acquire abroad materials and industrial property rights for a domestic operation or (B) for transfer to a controlled foreign subsidiary of the Company, so long as at least 51% of the Company's assets and activities will remain within the United States) or (iii) for any purpose contrary to the public interest (including, but not limited to, activities which are in violation of law) or inconsistent with free competitive enterprise, in each case within the meaning of 13 C.F.R. ss. 107.720.

                  (c) Within five days of the Transfer Date, the Company shall deliver to the SBIC Affiliate duplicate originals of (i) an executed copy of Small Business Administration (the "SBA") Form 480, Size Status Declaration, (ii) an executed copy of SBA Form 652, Assurance of Compliance for Nondiscrimination and (iii) the information needed to complete Part A and Part B of SBA Form 1031, Portfolio Financing Report.

                  (d) Within 75 days of the Transfer Date, the Company shall provide to the SBIC Affiliate a certificate in form a substance satisfactory to the SBIC Affiliate of the Company's chief financial officer (i) verifying (and describing in reasonable detail) the use of the proceeds from the sale of the Securities and (ii) certifying compliance by the Company with the provisions of this Section 2 and the Company's use of proceeds in compliance with the SBIA and Schedule I of the Securities Purchase Agreement, dated November 11, 1997, between the Company and the Purchaser. In addition to any other rights granted hereunder, the Company shall provide the SBIC Affiliate and the SBA access to the Company's books and records for the purpose of verifying the use of the proceeds from the sale of the Securities and for all other purposes required by the SBA.

                  (e) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year) during which any Securities are outstanding, the Company shall provide to the SBIC Affiliate a written assessment, in form and substance reasonably satisfactory to the SBIC Affiliate of the economic impact of the financing described herein, specifying the full-time equivalent jobs created or retained, the impact of the financing on the Company's business in terms of expanded revenue and taxes and other appropriate economic benefits, including, but not limited to, technology development or commercialization, minority business development, urban or rural business development, expansion of exports and assistance to manufacturing firms.

                  (f) Upon the request of the SBIC Affiliate for so long as any Securities are outstanding, the Company will (i) provide to the SBIC Affiliate such financial statements and other information as the SBIC Affiliate may from time to time reasonably request for the purpose of assessing the Company's financial condition and (ii) furnish to the SBIC Affiliate all information reasonably requested by it in order for it to prepare and file SBA Form 468 and any other information reasonably requested or required by any governmental agency asserting jurisdiction over the SBIC Affiliate.

                  (g) For a period of one year following the Transfer Date, neither the Company nor any of its subsidiaries will change its business activity if such change would render the Company ineligible to receive financial assistance from an SBIC under the SBIA and the regulations thereunder (within the meanings of 13 C.F.R. ss. ss. 107.720 and 107.750(b)).

                  (h) The Company and each of its subsidiaries will at all times comply with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117, for so long as any Securities are outstanding.

                  SECTION 3. Notice of Transfer. The Purchaser shall give notice to the Company in accordance with the terms hereof of any transfer of Securities to an SBIC Affiliate, such notice shall include the proposed Transfer Date.

                  SECTION 4. Consequences of a Breach by the Company. If the Company breaches the representation and warranty in Section 1(b) or the covenants in Section 2(b), Section 2(d) or Section 2(g) in any material respect, then in addition to all other remedies available to the SBIC Affiliate, the SBIC Affiliate may demand and the Company agrees that the Company will upon such demand immediately repurchase all of the Securities acquired by the SBIC Affiliate at the purchase price paid by the Purchaser therefor.

                  SECTION 5. Costs of Compliance. The Company and the SBIC Affiliate agree that the SBIC Affiliate will reimburse the Company for one half of the reasonable, documented costs and expenses incurred by the Company in connection with its ongoing compliance with the reporting requirements imposed on the Company pursuant to Section 2.

                  SECTION 6. Descriptive Headings; Certain
Interpretations.

                  (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  (b) Whenever any party makes any representation, warranty or other statement to such party's knowledge, such party will be deemed to have made due inquiry into the subject matter of such representation, warranty or other statement.

                  (c) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement:
(i) the singular includes the plural and the plural includes the singular;
(ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder;
(iv) a reference to a person includes its permitted successors and assigns; and (v) a reference in this Agreement to a Section is to the Section of this Agreement.

                  SECTION 7. Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to the Company:        Industrial Imaging Corporation
                                    One Lowell Research Center
                                    847 Rogers Street
                                    Lowell, Massachusetts  01852
                                    Attention:  Juan J. Amodei
                                    Telecopy:  (508) 441-0122

          With a copy to:           Mintz Levin Cohn Ferris Glovsky
                                      and Popeo PC
                                    One Financial Center
                                    Boston, Massachusetts  02111
                                    Attention:  Neil H. Aronson
                                    Telecopy:  (617) 542-2241

          If to the Purchaser:      Imprimis Investors LLC
                                    c/o Wexford Management LLC
                                    411 West Putnam Avenue
                                    Greenwich, Connecticut  06830
                                    Attention:  Frank S. Plimpton
                                    Telecopy:  (203) 862-7451

          With a copy to:           Howard, Darby & Levin
                                    1330 Avenue of the Americas
                                    New York, New York  10019
                                    Attention:   Michael B. Hopkins
                                    Telecopy:  (212) 841-1010

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

                  SECTION 8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  SECTION 9. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is for the sole benefit of the parties hereto and the SBIC Affiliate and not for the benefit of any other party.

                  SECTION 10. Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  SECTION 11. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other party; provided that the Purchaser shall be permitted to assign this Agreement to an SBIC Affiliate as provided herein. Any instrument purporting to make an assignment in violation of this Section shall be void. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any party hereto shall bind and inure to the benefit of the successors and permitted assigns of such party.

                  SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

                                         INDUSTRIAL IMAGING CORPORATION

                                         By_________________________________
                                            Name:
                                            Title:

                                         IMPRIMIS INVESTORS LLC

                                         By_________________________________
                                            Name:
                                            Title: